Exhibit 10.11

MULTIFAMILY LOAN SALE 2011-1

LOAN SALE AGREEMENT

BY AND BETWEEN

SECRETARY OF HOUSING AND URBAN DEVELOPMENT (“HUD”)

AND

PURCHASER INFORMATION:

NAME:	Resource Real Estate Opportunity OP, LP, a limited Partnership organized under the laws of the State of Delaware (“Purchaser”).

ADDRESS:	2005 Market Street 15th Floor Philadelphia, PA 19103 Attention: Shelle Weisbaum

TELEPHONE NO.	(215) 832-4187

TELECOPY NO.	(215) 761-0452

TAX I.D. /S.S. NO.	27-0332020

TABLE OF CONTENTS

		PAGE
	ARTICLE I
	DEFINITIONS
Section 1.01	Defined Terms	1

	ARTICLE II
	PURCHASE AND SALE; CLOSING

Section 2.01	Purchase and Sale of the Mortgage Loans; Release and Satisfaction	8
Section 2.02	No Interest on Deposit	8
Section 2.03	Delivery of Closing Date Payment Notice	8
Section 2.04	Closing Date Payment	9
Section 2 05	Closing Date	9
Section 2.06	Failure To Purchase All Mortgage Loans	9

	ARTICLE III
	PAYMENTS RECEIVED; ESCROW ACCOUNTS; ADJUSTMENTS

Section 3.01	Payments Received by HUD After the Cut-Off Date	9
Section 3.02	Clearing of Payments	10
Section 3 03	Escrow Accounts	10
Section 3.04	Post Closing Date Adjustments and Remittances	11
Section 3.05	Payment of Real Estate Taxes After the Cut-Off Date	11

	ARTICLE IV
	PREPARATION OF TRANSFER DOCUMENTS

Section 4.01	Preparation of Transfer Documents	12

MLS 2011-1 Pool 106 and Pool 107 Loan Sale Agreement

	ARTICLE V
	HUD’S DELIVERY OF DOCUMENTS TO PURCHASER; RECORDATION

Section 5.01	Delivery of Mortgage Loan Documents and Transfer Documents	12
Section 5.02	Delivery of Servicing Files and Project Information	12
Section 5 03	Missing Documents	12
Section 5.04	Risk Of Loss of Documents; Transportation and Delivery Expenses	13
Section 5.05	Recording of Transfer Documents	13
Section 5.06	Preparation of UCC Assignments	13
Section 5.07	Joint Notifications	14

	ARTICLE VI
	LITIGATION; FEES

Section 6.01	Pending Legal Proceedings	14
Section 6.02	Mortgage Loan Documents in Possession of Counsel	14

	ARTICLE VII
	REPRESENTATIONS AND WARRANTIES;
	REMEDIES; INDEMNIFICATION; CONDITIONS

Section 7.01	HUD’s Representations and Warranties	15
Section 7.02	HUD’s Representations and Warranties Regarding the Mortgage Loan Schedule, Closing Date Payment Notice and Mortgage Loans	15
Section 7.03	Disclaimer of HUD’s Representations and Warranties	16
Section 7.04	Survival of Representations and Warranties of HUD	17
Section 7.05	Remedies for Breach of Certain Representations and Warranties by HUD	17
Section 7 06	The Rescission Remedy	18
Section 7.07	The Adjustment Payment	19

	ARTICLE VIII
	REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Section 8.01	Purchaser’s Representations and Warranties	19
Section 8.02	Survival of Purchaser’s Representations and Warranties	20
Section 8.03	Remedies for the Breach of Purchaser’s Representations or Warranties	20
Section 8.04	Post-Sale Covenants of Purchaser	20

	ARTICLE IX
	PURCHASER’S EVALUATION AND ACCEPTANCE OF RISK

Section 9.01	Due Diligence; Independent Investigation	21

MLS 2011-1 Pool 106 and Pool 107 Loan Sale Agreement

MLS 2011-1 Pool 106 and Pool 107 Loan Sale Agreement

ATTACHMENTS

Attachment A	Bid Confirmation Letter
Attachment B	Note Endorsement
Attachment C	Assignment and Lost Note Affidavit
Attachment D	Assignment of Mortgage
Attachment E	Release of Regulatory Agreement
Attachment F-1	Deed of Release
Attachment F-2	Release of Mortgage and Certificate of Satisfaction
Attachment G	Mortgage Loan Schedule
Attachment H-1	Listing of Delinquent Mortgage Loans with HAP Contracts
Attachment H-2	Listing of Delinquent Mortgage Loans
Attachment I-1	Declaration of Covenants - Continuing HAP Contracts
Attachment I-2	Declaration of Covenants - Nondiscrimination
Attachment J	Limited Power of Attorney
Attachment K	Listing of Subordinate Mortgage Loans
Attachment L	Listing of Associated Mortgage Loans

MLS 2011-1 Pool 106 and Pool 107 Loan Sale Agreement

LOAN SALE AGREEMENT

MULTIFAMILY LOAN SALE 2011-1 Pool 106 and Pool 107

THIS LOAN SALE AGREEMENT, entered into as of May 4, 2011, between HUD and Purchaser for the sale of one or more Mortgage Loans, which are being disposed of by the Secretary pursuant to Section 204 of the Departments of Veterans Affairs and Housing and Urban Development, and Independent Agencies Appropriations Act, 1997, as amended from time to time (12 U.S.C. 1715z-11a).

WITNESSETH THAT:

WHEREAS, on May 4, 2011, HUD offered for sale at the Multifamily Loan Sale 2011-1 (“Sale”) all of its right, title and interest in the Mortgage Loans identified on the Mortgage Loan Schedule, all of which were offered without FHA Mortgage Insurance; and

WHEREAS, Purchaser is either a sophisticated Person experienced in, or in the business of, buying and selling mortgage loans similar to those in the Sale, or is the Mortgagor with respect to a Mortgage Loan; and

WHEREAS, Purchaser submitted one or more bids to purchase one or more of the Mortgage Loans; and

WHEREAS, pursuant to the terms and conditions set forth in this Agreement, HUD desires to sell, assign and transfer to Purchaser, and Purchaser wishes to purchase and acquire from HUD, all of HUD’s right, title and interest as mortgagee in and to the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms.

Whenever used in this Agreement, the following terms shall have the meanings set forth in this Article I and shall include the plural as well as the singular, unless the context otherwise requires.

Adjustment Payment: As defined in Section 7.07.

Advances: The sum of all unreimbursed advances made by HUD after the Cut-Off Date through the Closing Date with respect to a Mortgaged Property, including, without limitation, advances for real estate taxes, special assessments, insurance, security costs, mortgagee-in-possession expenses (if applicable), or any other expenses for the protection or preservation of a Mortgaged Property.

Aggregate Unpaid Principal Balance: An amount equal to the sum of the Unpaid Principal Balances of the Mortgage Loans in a Mortgage Loan Pool as of the date specified herein.

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Agreement: This Loan Sale Agreement including all attachments, riders, amendments and supplements hereto.

Asset Review File: The documents, files, data and other written information relating to a Mortgage Loan that have been imaged on to an optical database which Purchaser had the opportunity to review via the internet, unless Purchaser is a Mortgagor that was qualified to bid only to purchase its own Mortgage Loan.

Assigned Bid Percentage: The percentage (carried to five (5) decimal places) that Purchaser has ascribed to a Mortgage Loan in connection with its Bid. If the Bid with respect to a Mortgage Loan is an Individual Bid, then the Assigned Bid Percentage for the Mortgage Loan is the Bid Percentage for the Mortgage Loan. If the Bid with respect to a Mortgage Loan is a Pool Bid, then the Assigned Bid Percentage for the Mortgage Loan is the percentage (carried to five (5) decimal places) allocated to the Mortgage Loan on the Bid Confirmation Form, as accepted and confirmed by HUD in the Bid Confirmation Letter.

Assignment and Lost Note Affidavit: An assignment and lost note affidavit substantially in the form of Attachment C.

Assignment Date: For any Mortgage Loan, the date on which the Mortgage Loan was assigned to HUD by the former lender in connection with an FHA Mortgage Insurance claim.

Assignment of Mortgage and Other Collateral Loan Documents: An assignment of mortgage and other collateral loan documents substantially in the form of Attachment D.

Assisted Lease: As defined in Section 8.04.A.

Associated Mortgage Loan: Two or more Mortgage Loans that relate to the same Mortgaged Property and are listed on Attachment L which shall be sold, transferred and assigned only in conjunction with one another. Any Bid on Associated Mortgage Loans shall apply to the collective Unpaid Principal Balances of the Associated Mortgage Loans for purposes of determining the Bid Price. Except as otherwise expressly provided herein, in each such case, all Associated Mortgage Loans shall be treated as a single Mortgage Loan for purposes of any rescission pursuant to Subsection 7.05.D and Section 7.06 and the rights set forth in Sections 11.02 and 11.03.

Award Date: The date of the Bid Confirmation Letter.

Bankruptcy Mortgage Loan: Any Mortgage Loan that is identified on the Mortgage Loan Schedule as being or having been involved in a bankruptcy proceeding.

Bid: Each of Purchaser’s bids that HUD has accepted as identified in the Bid Confirmation Letter.

Bid Confirmation Form: That document submitted by Purchaser to HUD on which Purchaser identified its bids for some or all of the Mortgage Loans.

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Bid Confirmation Letter: A letter dated as of the Award Date from HUD confirming HUD’s acceptance of one or more of Purchaser’s bids with respect to the Mortgage Loans, in the form of Attachment A.

Bid Date: May 4, 2011.

Bidder Information Package: The information package, entitled “Bidder Information Package” (including all amendments, revisions and supplements thereto), which was made available to potential bidders by or on behalf of HUD in connection with the Sale.

Bid Information: Any and all information made available to potential bidders by or on behalf of HUD in connection with the Sale.

Bid Percentage: The percentage (carried to five (5) decimal places) bid by Purchaser on each Mortgage Loan or Mortgage Loan Pool, as identified in the Bid Confirmation Letter.

Bid Price: For each Mortgage Loan or Mortgage Loan Pool, an amount equal to the product of the applicable Bid Percentage and (i) the Unpaid Principal Balance of the Mortgage Loan as of the Cut-Off Date, if the Bid is on a single Mortgage Loan; or (ii) the Aggregate Unpaid Principal Balance of the Mortgage Loan Pool as of the Cut-Off Date, if the Bid is on a Mortgage Loan Pool. For example, if Purchaser’s Bid Percentage on a Mortgage Loan Pool is 99.55555%, and the Aggregate Unpaid Principal Balance of the Mortgage Loan Pool (as of the Cut-Off Date) is $10,000,000.00, the Bid Price is $9,955,555.00.

Breach Notice: Written notice from Purchaser to HUD in which Purchaser asserts a breach exists of one or more of HUD’s representations and/or warranties contained in Sections 7.01 or 7.02 hereof.

Business Day: Any day other than a Saturday, a Sunday, a federal holiday or other day on which the federal government by law or executive order is closed, or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed.

Closing Date: The date designated as such by HUD in the Closing Date Payment Notice. If, for any reason, the date designated by HUD as the Closing Date is not a Business Day, the Closing Date shall be the next Business Day following the date designated by HUD.

Closing Date Payment: The payment due to HUD on the Closing Date, which shall be computed by HUD in accordance with Section 2.04 hereof.

Closing Date Payment Notice: The written notice provided to Purchaser by HUD pursuant to Section 2.03 hereof, which identifies (a) HUD’s computation of the Closing Date Payment; (b) the Closing Date and (c) the instructions for wire transferring the Closing Date Payment to HUD.

Closing Escrow Account Balance: The balances of any Escrow Accounts relating to each Mortgage Loan as of the Closing Date which are set forth on the Closing Date Payment Notice.

Contract Administrator: The administrator of a HAP Contract.

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Cut-Off Date: March 31, 2011.

Deposit: The amount submitted to HUD by Purchaser in connection with its Bid(s) and held by HUD as a deposit.

Documents Delivery Date: That date, on or after the Closing Date, upon which HUD confirms receipt of the full amount of the Closing Date Payment from Purchaser.

Environmental Report: Any environmental report relating to a Mortgaged Property prepared for or at the request of HUD in contemplation of the Sale.

Escrow Accounts: With respect to each Mortgage Loan, the tax escrow accounts, hazard escrow accounts, and miscellaneous escrow accounts held by HUD, as mortgagee. Escrow Accounts shall not include any replacement reserve accounts held by HUD.

Escrow Payments: With respect to each Mortgage Loan, any payment made by a Mortgagor to HUD, as mortgagee, for real estate taxes, hazard insurance premiums, if any, assessments and other similar items.

FHA: The Federal Housing Administration, an organizational unit within HUD.

FHA Mortgage Insurance: All rights, benefits, entitlements and obligations of a mortgagee under a mortgage insurance contract issued in connection with a note (or other evidence of indebtedness) and mortgage insured or co-insured by FHA in accordance with the relevant sections of the National Housing Act, and the applicable regulations promulgated thereunder.

HAP Contract: Any housing assistance payment contract authorizing the payment of Federal rental assistance by the Contract Administrator to any Mortgagor on behalf of eligible lower-income tenants where such assistance is tied to a unit of the Mortgaged Property.

HUD: The Secretary of Housing and Urban Development or the Department of Housing and Urban Development, as applicable.

HUD Service Charge: A monthly service charge payable by the Mortgagor to HUD on some or all of the Mortgage Loans in lieu of mortgage insurance premiums.

Individual Bid: A Bid that applies to only one (1) individual Mortgage Loan.

Individual Loan Price: For any Mortgage Loan, an amount equal to the product of the applicable Assigned Bid Percentage and the Unpaid Principal Balance of such Mortgage Loan as of the Cut-Off Date.

Investment Rate: An interest rate, calculated on a 360-day basis, equal to the offered Federal Funds Rate, as published in The Wall Street Journal on the Bid Date.

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Limited Power of Attorney: The authorization for Purchaser to execute certain documents as attorney-in-fact for HUD, in the form of Attachment J.

Loan Information: The data, included as part of the Bidder Information Package, which contains certain information with respect to the Mortgage Loans.

Mortgage: With respect to each Mortgage Loan, the original mortgage, deed of trust or other instrument creating and evidencing a lien on the related Mortgaged Property and securing the related Mortgage Note, including all assignments thereof and all addenda, amendments, riders and modifications thereto.

Mortgage Loan: Each mortgage loan identified as having been awarded to Purchaser in the Bid Confirmation Letter.

Mortgage Loan Documents: To the extent in HUD’s possession, the following documents and items with respect to each Mortgage Loan: (1) the Mortgage Note and the Mortgage Note Endorsement; (2) the original or a copy of the Mortgage (including any assignments thereto); (3) the original or a copy of any mortgage modification and any provisional workout agreement relating to such Mortgage Loan; (4) the original or a copy of the UCC financing statements and/or other chattel security documents (including any assignments thereto and modifications thereof); (5) the original or a copy of the Security Agreement (including any assignments thereto and modifications thereof); (6) the original or a copy of the mortgagee title insurance policy; (7) the original or a copy of the hazard insurance policy, together with any endorsements thereof; (8) the original or a copy of any indemnity agreements; and (9) the original or a copy of the Form HUD 289(s).

Mortgage Loan Pool: Each group of Mortgage Loans awarded to Purchaser, as identified in the Bid Confirmation Letter.

Mortgage Loan Schedule: The schedule attached as Attachment G, which sets forth the following information for each Mortgage Loan: (a) the FHA Number; (b) the Unpaid Principal Balance as of the Cut-Off Date, (c) the lien position of the Mortgage; (d) the existence of any modification, provisional workout agreement or other workout arrangement that altered the financial terms of the Mortgage Loan since the Assignment Date; and (e) for any Bankruptcy Mortgage Loan, (i) the Petition Date, (ii) the Unpaid Principal Balance as of the Petition Date or the Assignment Date, whichever is later, and (iii) the amount HUD received from and including the Petition Date or the Assignment Date, whichever is later, through the Cut-Off Date.

Mortgage Note: With respect to each Mortgage Loan, the original note or other evidence of indebtedness of the Mortgagor, including all endorsements thereto and modifications thereof.

Mortgage Note Endorsement: An endorsement to the Mortgage Note substantially in the form of Attachment B pursuant to which the Mortgage Note shall be deemed to have been marked with an “X” across the panel evidencing FHA Mortgage Insurance and marked with the words “FHA Insurance Terminated. Note Endorsement From HUD Hereby Made A Part Hereof.”

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 5

Mortgaged Property: The fee simple estate or leasehold estate in real property and the improvements thereon that are subject to the Mortgage relating to each Mortgage Loan, and that constitute security for the repayment of the related Mortgage Note.

Mortgagor: The original obligor, including its successors and assigns, on the Mortgage Note for the Mortgage Loan.

Mortgagor Notification Letter: A letter, substantially in the form of Exhibit 3 to Attachment J, from HUD to the Mortgagor notifying the Mortgagor of the sale of its Mortgage Loan to Purchaser.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or other entity recognized as a legal person under the jurisdiction in which it was created and does business or any government entity (or any agency or political subdivision thereof).

Petition Date: For any Bankruptcy Mortgage Loan, the date set forth on the Mortgage Loan Schedule as the date on which the petition in bankruptcy was filed in the related bankruptcy proceeding.

Pool Bid: A Bid that applies to a Mortgage Loan Pool.

Project Information: If in HUD’s possession, the following documents and items with respect to each Mortgage Loan: (1) a summary of the underlying project’s most recent financial statement; (2) the most recent management review; (3) the most recent physical inspection report; (4) the Title Update, if any; and (5) the Environmental Report, if any.

Proposed Adjustment Notice: A written notice pursuant to Section 3.04.A that the Closing Date Payment was computed incorrectly.

Purchaser: The person or entity identified on the cover page of this Agreement.

Real Estate Tax Bill: Any bill for real estate taxes or special assessments with respect to a Mortgaged Property.

Regulatory Agreement: With respect to each Mortgage Loan, any HUD regulatory agreement executed by HUD (or the original co-insuring mortgagee) and the Mortgagor relating solely to such Mortgage Loan.

Release of Regulatory Agreement: A release or partial release of the Regulatory Agreement substantially in the form of Attachment E.

Rescission Date: The date upon which HUD pays Purchaser the Rescission Payment pursuant to Subsection 7.05.D(2) hereof.

Rescission Payment: With respect to any rescission of a sale, assignment and transfer of a Mortgage Loan pursuant to Section 7.06 of this Agreement, an amount equal to (a) the Individual Loan Price of the subject Mortgage Loan; plus (b) simple interest thereon calculated at the Investment Rate for the period from the Closing Date to (but not including) the Rescission Date; plus (c) the sum of all reasonable, unreimbursed advances (as determined by HUD) made by Purchaser to preserve and/or protect the Mortgaged Property between the Closing Date and the Rescission Date; and minus (d) any and all

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 6

payments received by Purchaser (including without limitation payments of principal, interest, escrow payments, prepayments and payments pursuant to Section 3.01 hereof) on account of such Mortgage Loan from the Closing Date to (but not including) the Rescission Date.

Section 8: Section 8 of the United States Housing Act of 1937 (42 U.S.C. 1437f) or any successor federally-funded direct project rent subsidy program.

Security Agreement: The security agreement, if any, related to a Mortgage Loan.

Servicing Files: To the extent in HUD’s possession, copies of correspondence, memoranda and other documents and items with respect to each Mortgage Loan, including: (a) the amortization schedule; (b) the twelve (12) most recent HUD monthly billing statements (HUD-2771); (c) the most recent real estate tax bill(s), and proof of payment thereof; and (d) any correspondence with taxing authorities relating to the one (1) year period preceding the Closing Date.

Subordinate Mortgage Loan: A subordinate lien Mortgage Loan, identified on Attachment K, that is subordinate to an FHA-insured first mortgage loan that is not included in the Sale.

Substitution Document: Any documentation that HUD is required, under applicable law, to execute in order to effectuate the provisions of Section 6.01.

Terminated Mortgage Loan: As defined in Subsection 11.02.A hereof.

Title Update: The title update, if any, relating to the subject Mortgaged Property prepared for or at the request of HUD in contemplation of the Sale. No Title Updates were performed.

Transfer Documents: The following documents and items for each Mortgage Loan (or such other documents as HUD may deem to be appropriate): (1) an original Mortgage Note Endorsement in the form of Attachment B or, if HUD cannot deliver the original Mortgage Note, an original Assignment and Lost Note Affidavit relating to the Mortgage Note in the form of Attachment C; (2) an original Assignment of Mortgage and Other Collateral Loan Documents in the form of Attachment D; (3) an original Release of Regulatory Agreement in the form of Attachment E; and (4) an original Limited Power of Attorney in the form of Attachment J. If any Mortgage Loan is to be released and satisfied pursuant to Section 2.01.B, HUD shall execute the following Transfer Documents: (1) an original Deed of Release in the form of Attachment F-1 and/or an original Release of Mortgage/Certificate of Satisfaction in the form of Attachment F-2; (2) an original Release of Regulatory Agreement in the form of Attachment E; and (3) an original Limited Power of Attorney in the form of Attachment J. If any such Mortgage Loan to be released and satisfied is listed on Attachment H-1 or Attachment H-2, HUD shall add such additional language to the foregoing instruments as HUD, in its sole and absolute discretion, may determine is necessary to comply with the requirements of 24 C.F.R. §§ 290.37 and 290.39.

Transfer/Recordation Requirements: Document recordation requirements imposed by state and local law.

UCC Assignment: As defined in Subsection 5.06 hereof.

UCC Termination: As defined in Subsection 5.06 hereof.

Unpaid Principal Balance: An amount equal to the unpaid principal balance of a specific Mortgage Loan as set forth on the Mortgage Loan Schedule.

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Warranty Period: The period beginning on the Closing Date and ending at 5:00 p.m. on the day that is 180 calendar days following the Closing Date.

ARTICLE II

PURCHASE AND SALE; CLOSING

Section 2.01 Purchase and Sale of the Mortgage Loans: Release and Satisfaction.

A. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, HUD shall sell, assign and transfer to Purchaser, and Purchaser shall purchase, assume and acquire from HUD, all of HUD’s right, title and interest, as mortgagee, in and to the Mortgage Loans, on a servicing released basis and without FHA Mortgage Insurance; provided, however, that (i) except as is specifically set forth in a Release of Regulatory Agreement that effects only a partial release of the Regulatory Agreement, HUD shall not be construed to have sold, assigned or transferred to Purchaser under or pursuant to the terms of this Agreement any of HUD’s rights under the Regulatory Agreement, and (ii) notwithstanding anything to the contrary in this Agreement, HUD shall not assign to Purchaser any rights HUD may have to collect mortgage insurance premiums.

B. Notwithstanding anything to the contrary in this Agreement, if Purchaser is also the Mortgagor on any Mortgage Loan, Purchaser may, upon written notice delivered to HUD no later than three (3) Business Days following the Award Date, elect to have the Mortgage Loan released and satisfied rather than sold, assigned and transferred to Purchaser. If Purchaser elects to have any Mortgage Loan released and satisfied as provided in this Subsection 2.01.B, all references contained in this Agreement to the sale, assignment and transfer of such Mortgage Loan shall instead be deemed to refer to the release and satisfaction of the Mortgage Loan.

C. On the Closing Date, Purchaser shall assume any and all responsibilities and obligations as mortgagee and as servicer of each Mortgage Loan transferred to Purchaser arising on or after the Closing Date. On and after the Closing Date, HUD shall have no further responsibilities or obligations with respect to any Mortgage Loan, except as expressly set forth in this Agreement.

D. Purchaser acknowledges and agrees that any and all defaults by the Mortgagor under any of the Mortgage Loans (including without limitation any monetary default) may (but need not) be cured at any time on or before the Closing Date, and that Purchaser shall remain bound by all terms and conditions of this Agreement, including its obligation to acquire the Mortgage Loans on the Closing Date, regardless of whether any or all such defaults have been cured on or before the Closing Date.

Section 2.02 No Interest on Deposit.

No interest shall be paid on the Deposit that Purchaser has delivered to HUD.

Section 2.03 Delivery of Closing Date Payment Notice.

At least one (1) Business Day prior to the Closing Date, HUD shall send the Closing Date Payment Notice to Purchaser by telecopier.

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Section 2.04 Closing Date Payment.

The Closing Date Payment shall be an amount calculated as follows:

A. First, for each Mortgage Loan to be acquired by Purchaser, calculate the Individual Loan Price for such Mortgage Loan, then add the amount of all Advances for such Mortgage Loan (with the exception of the Mortgagee-in-Possession loan), and then subtract the amount of the Closing Escrow Account Balance for such Mortgage Loan to determine the net amount payable by the Purchaser for such Mortgage Loan (the “Adjusted Loan Payment Amount”).

B. Second, add together the Adjusted Loan Payment Amounts for all the Mortgage Loans to be acquired by Purchaser.

C. Third, subtract the amount of the Deposit from the amount calculated in Section 2.04.B.

Section 2.05 Closing Date.

During the period between 9:00 a.m. and 1:00 p.m. EDT on the Closing Date, Purchaser shall deliver to HUD the following:

A. The Closing Date Payment, in accordance with the instructions for wire transferring funds contained in the Closing Date Payment Notice; and

B. Purchaser’s overnight courier account number and written authorization for HUD to ship any documents to Purchaser using such account number.

Section 2.06 Failure To Purchase All Mortgage Loans.

The transactions contemplated by this Agreement shall be completed simultaneously as to all Mortgage Loans and/or Mortgage Loan Pools. The failure by Purchaser to complete the purchase of any Mortgage Loan or Mortgage Loan Pool on the Closing Date shall constitute a non-curable default with respect to all other Mortgage Loans and Mortgage Loan Pools. The occurrence of such a default shall, in addition to any remedies provided to HUD pursuant to Section 10.03, be deemed to constitute a cross- default and HUD shall have no further obligation of any kind under this Agreement with respect to any Mortgage Loan on which Purchaser may have closed including, but not limited to, the obligation, as provided in Section 7.05, to rescind the sale, assignment and transfer of a Mortgage Loan or the obligation, pursuant to Section 3.01, to transfer to Purchaser payments received after the Cut-Off Date.

ARTICLE III

PAYMENTS RECEIVED; ESCROW ACCOUNTS; ADJUSTMENTS

Section 3.01 Payments Received by HUD After the Cut-Off Date.

A. If HUD receives any credits, payments or other consideration distributed or paid by or on behalf of a Mortgagor prior to or on the Cut-Off Date (including, without limitation, any unapplied funds, or any credits to the Unpaid Principal Balance of a Mortgage Loan due to the collection of insurance or condemnation proceeds), HUD shall be entitled to accept and retain such payments or other consideration and Purchaser shall not be entitled to any payment or credit.

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B. Subject to Sections 3.02 and 11.02 hereof, if HUD receives any payments by or on behalf of any Mortgagor with respect to the Mortgage Loans after the Cut-Off Date (including, without limitation, any unapplied funds, or any credits to the Unpaid Principal Balance of a Mortgage Loan due to the collection of insurance or condemnation proceeds), HUD shall remit to Purchaser the amounts received, without interest thereon, reduced by the amount of HUD’s reasonable expenses related thereto on a regular basis, after receipt and clearance of such payments by HUD (but in no event prior to the Closing Date). HUD’s payments to Purchaser shall be made by check, wire transfer or such other reasonable means selected by HUD including, but not limited to, by endorsement of payments tendered to HUD in the form as follows: “Pay to the order of [name of Purchaser] without recourse and without representations or warranties of any type, kind, character or nature, whether express, implied or created by operation of law.” HUD’s obligations under this Section shall be subject to Purchaser having fully performed its obligations under this Agreement and HUD will be entitled to offset against any amounts to be paid to Purchaser any amounts Purchaser is obligated to pay to HUD, including, but not limited to, any advances HUD may make with respect to the Mortgage Loans after the Cut-Off Date.

Section 3.02 Clearing of Payments.

If HUD has deposited payments received from any Mortgagor after the Cut-Off Date and issues a check or payment therefor to Purchaser pursuant to Section 3.01 of this Agreement, Purchaser shall bear the risk that any such payment so deposited by HUD may be returned due to insufficient funds or any other failure of collection. HUD shall have a period of thirty (30) days after the date HUD delivers to Purchaser payments made by or on behalf of any Mortgagor to notify Purchaser in writing that any such payments were returned due to insufficient funds or any other failure of collection and specifying the amount thereof, whereupon HUD may elect either (i) to have Purchaser promptly pay, but not later than ten (10) Business Days following receipt of such notice, to HUD the amount of such payment by certified check (or by wire transfer if so directed by HUD) and identify for HUD, either on the check or by any other reasonable means, the Mortgage Loan ; or (ii) to deduct the amount of the returned check from any funds to be remitted to Purchaser pursuant to Section 3.01.

Section 3.03 Escrow Accounts.

Certain Mortgage Loans offered for Sale may require Mortgagors to escrow for taxes. Amounts held in tax escrow accounts as of the Cut-Off Date will be credited against the amount due from the Purchaser and the Purchaser will be required to establish a replacement tax escrow account in the amount of the credit. HUD makes no representation as to the adequacy of any tax escrow account or whether tax payments are current or have been advanced by HUD.

Depending upon the delinquency status of the Mortgage Loans as of the Cut-Off Date, amounts in reserve for replacement accounts will, at HUD’s discretion, be (i) refunded to the Mortgagor, (ii) applied against the Mortgagor’s outstanding arrearage or (iii) credited against the amounts due from the Purchaser. In most cases, if a Mortgage Loan is current, amounts in reserve for replacement accounts will be retained by HUD and refunded to the Mortgagor after the Warranty Period. If a Mortgage Loan is delinquent, such amounts will be retained by HUD and applied to the outstanding arrearage.

HUD also holds miscellaneous escrow accounts with respect to certain Mortgage Loans. In connection with the Sale, miscellaneous escrows will be handled in the same manner as reserve for replacement accounts.

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As provided in the Mortgage Loan Documents, within ten (10) Business Days following the Closing Date, Purchaser shall establish and fund escrow accounts in an amount equal to the Closing Escrow Account Balances on the Closing Date Payment Notice relating to each Mortgage Loan, plus any additional amounts relating to the Escrow Accounts that have been transferred to Purchaser pursuant to Section 3.01 hereof.

Section 3.04 Post-Closing Date Adjustments and Remittances.

A. Except as set forth in Section 7.05, within ninety (90) days after the Closing Date, if either HUD or Purchaser determines that the Closing Date Payment was computed incorrectly, the party making such determination shall, within the same ninety (90) day period, deliver a Proposed Adjustment Notice to the other party. The Proposed Adjustment Notice shall include a reasonably detailed description of the purported error in the computation of the Closing Date Payment. Any alleged error in the Closing Date Payment that is the result of an incorrect Unpaid Principal Balance shall be governed by the provisions of Section 7.05.

B. If the parties agree upon any proposed adjustment, HUD shall promptly remit to Purchaser any overpayment of the Closing Date Payment, or Purchaser shall promptly remit to HUD any underpayment of the Closing Date Payment, as applicable.

C. If neither HUD nor Purchaser provides a Proposed Adjustment Notice within the above- referenced ninety (90) day period, the parties shall be deemed to have waived their rights to contest the amount of the Closing Date Payment.

Section 3.05 Payment of Real Estate Taxes After the Cut-Off Date.

A. HUD shall use reasonable efforts to forward to Purchaser any Real Estate Tax Bills received by HUD that are due on or after the Closing Date. Notwithstanding the foregoing, HUD may, at its election, pay any Real Estate Tax Bill that it receives prior to the Closing Date regardless of the date by which payment is due.

B. To the extent that HUD pays any Real Estate Tax Bill pursuant to Subsection 3.05.A of this Agreement, HUD may elect either (i) to have Purchaser reimburse HUD within ten (10) Business Days after Purchaser receives a billing statement from HUD; (ii) to deduct the amount paid by HUD from any funds to be remitted to Purchaser pursuant to Section 3.01; or (iii) to include the amount paid by HUD in the amount of Advances in calculating the Closing Date Payment.

C. Notwithstanding Subsection 3.05.A, nothing in this Agreement shall constitute or be construed as a representation or warranty that real estate taxes or special assessments with respect to any Mortgaged Property are current or that the outstanding Real Estate Tax Bills with respect to any Mortgaged Property have been paid. HUD has no responsibility for any unpaid or overdue taxes or for any interest, late fees, penalties or other charges that may be imposed in connection therewith.

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ARTICLE IV

PREPARATION OF TRANSFER DOCUMENTS

Section 4.01 Preparation of Transfer Documents.

A. HUD shall prepare, with respect to each Mortgage Loan, the Transfer Documents.

B. The Transfer Documents prepared by HUD shall be substantially in the form of the applicable form Transfer Documents attached hereto as Attachments B through F and J, with those modifications as are necessary to complete the missing information required to be inserted therein and as may be required to comply with the Transfer/Recordation Requirements.

ARTICLE V

HUD’S DELIVERY OF DOCUMENTS TO PURCHASER; RECORDATION

Section 5.01 Delivery of Mortgage Loan Documents and Transfer Documents.

Within one (1) Business Day after the Documents Delivery Date, HUD shall send the Mortgage Loan Documents and the Transfer Documents to Purchaser by overnight courier (all such documents shall be delivered using the overnight courier account provided to HUD by Purchaser pursuant to Subsection 2.05.B hereof). Prior to sending the Mortgage Loan Documents, HUD will mark any Mortgage Notes with an “X” across the panel evidencing FHA Mortgage Insurance and mark the Mortgage Note with the words “FHA Insurance Terminated. Mortgage Note Endorsement From HUD Hereby Made A Part Hereof.”

Section 5.02 Delivery of Servicing Files and Project Information.

Within five (5) Business Days after the Documents Delivery Date, Purchaser shall make arrangements for the retrieval of the Servicing Files and the Project Information from offices of the transaction specialist, KDX Ventures, Inc. (“KDX”).

Section 5.03 Missing Documents.

A. HUD shall have no obligation to deliver to Purchaser any Mortgage Loan Documents, Servicing Files or Project Information other than those that are sent to or retrieved by Purchaser pursuant to Section 5.01 and 5.02. Without restricting or limiting the generality of the foregoing, Purchaser acknowledges and agrees that HUD shall have no obligation to secure or obtain any assignment that predates the assignment of any Mortgage Loan to HUD that is not contained in the Mortgage Loan Documents. Purchaser shall have the sole responsibility and expense of securing any intervening Mortgage assignment that may be missing from the Mortgage Loan Documents from the appropriate source. HUD’s failure to deliver any Mortgage Loan Documents (including, without limitation, any intervening assignments) or Servicing Files, shall not affect Purchaser’s obligations under this Agreement.

B. In the event that any Mortgage Note is lost, missing or otherwise not in HUD’s possession, HUD shall provide to Purchaser an executed Assignment and Lost Note Affidavit in the form of Attachment C.

C. Purchaser shall have the sole responsibility to obtain any of the Mortgage Loan Documents in the possession of any attorneys, collection agencies, foreclosing trustees or foreclosure commissioners as set forth in Section 6.02 of this Agreement.

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D. Purchaser acknowledges that HUD may not have access to information from prior servicers of a Mortgage Loan and that HUD has not requested any information not in HUD’s possession from any prior servicer of a Mortgage Loan. Purchaser agrees that HUD shall not be required under the terms of this Agreement to request any information not in HUD’s possession from any prior servicer of a Mortgage Loan.

Section 5.04 Risk Of Loss of Documents; Transportation and Delivery Expenses.

A. The risk of loss with respect to the Mortgage Loan Documents, the Transfer Documents, the Servicing Files and the Project Information relating to each Mortgage Loan shall rest with Purchaser from and after the following, whichever is applicable: (i) the time that such documents are delivered by HUD to the overnight courier service for which Purchaser has provided an account number; or (ii) the time that such documents are retrieved by, or on behalf of, Purchaser in accordance with Section 5.02 hereof.

B. Purchaser hereby releases HUD from any and all liability for any loss, claim, damage, cost or expense (including, without limitation, attorneys’ fees and costs) that may be incurred by Purchaser, or any other Person, as a result of, or in connection with, HUD allowing the Mortgage Loan Documents, the Transfer Documents, the Servicing Files and the Project Information to be retrieved in accordance with Section 5.02 of this Agreement.

C. All expenses in connection with transportation and delivery of the Mortgage Loan Documents, the Transfer Documents, the Servicing Files and the Project Information shall be the sole responsibility of Purchaser.

Section 5.05 Recording of Transfer Documents.

A. Purchaser shall, at Purchaser’s cost and expense, use its best efforts immediately following the Documents Delivery Date to cause all applicable Transfer Documents and the UCC Assignments described in Section 5.06 below with respect to each Mortgage Loan to be delivered for recordation or filing among the appropriate land records or other records of the appropriate county or other jurisdiction. Purchaser agrees that it shall submit all Transfer Documents for recording or filing among the appropriate land records or other records not later than thirty (30) calendar days after the Documents Delivery Date.

B. In the event that any judicial or administrative actions are required in lieu of or in conjunction with the recording of a Transfer Document in order to effect transfer of title to a Mortgage Loan, Purchaser shall deliver to HUD a letter describing in reasonable detail the applicable requirements which necessitate such action and copies of any pleadings to be filed in such action. Purchaser shall be responsible for all costs, fees and expenses of any such action.

Section 5.06 Preparation of UCC Assignments.

Pursuant to the Limited Power of Attorney in the form of Attachment J, Purchaser shall, at Purchaser’s cost and expense, prepare and file with respect to each Mortgage Loan a UCC assignment (“UCC Assignment”) for each effective financing statement that has been provided to Purchaser. If any Mortgage Loan is to be released and satisfied, pursuant to the Limited Power of Attorney in the form of Attachment J, Purchaser shall, at Purchaser’s cost and expense, prepare and file with respect to each Mortgage Loan, a UCC termination (“UCC Termination”) for each effective financing statement that has been provided to Purchaser.

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Section 5.07 Joint Notifications.

Promptly after the Closing Date and pursuant to the Limited Power of Attorney in the form of Attachment J, Purchaser shall, at Purchaser’s cost and expense, prepare and mail by first class mail with respect to each Mortgage Loan (a) the joint notification letter dated as of the Closing Date to the taxing authority for the Mortgaged Property in the form of Exhibit 1 to Attachment J; (b) the joint notification letter dated as of the Closing Date to any insurance company providing insurance for the Mortgaged Property in the form of Exhibit 2 to Attachment J; and (c) the Mortgagor Notification Letter dated as of the Closing Date in the form of Exhibit 3 to Attachment J.

ARTICLE VI

LITIGATION; FEES

Section 6.01 Pending Legal Proceedings.

With respect to any Mortgage Loan that, as of the Closing Date, is the subject of litigation, bankruptcy, foreclosure or other legal proceeding (as opposed to any legal challenge to the Sale which shall be governed by the provisions of Section 11.03), Purchaser agrees that it shall, at its sole cost and expense, as soon as reasonably possible after the Closing Date, (a) notify the presiding court, any foreclosing trustee, all counsel of record, and any other relevant parties in each such proceeding of the transfer of the Mortgage Loan from HUD to Purchaser, (b) file pleadings to relieve HUD’s counsel of record from further responsibility in such litigation (unless such counsel has agreed, with HUD’s written consent, to represent Purchaser in the proceedings at Purchaser’s expense), and (c) remove HUD as a party in such action and substitute Purchaser as the real party-in-interest, and change the caption thereof accordingly. If, under applicable law, HUD is required to execute any Substitution Documents, Purchaser shall prepare the Substitution Documents and submit them to HUD for its review and approval. If the Substitution Documents are required by law in order to accomplish the purposes of this Section and are in form and substance acceptable to HUD, HUD shall execute the Substitution Documents and return them to Purchaser. The cost of mailing, preparing and filing the Substitution Documents, as well as HUD’s attorneys’ fees in connection with the review of the Substitution Documents, and all other costs incurred in connection with the Substitution Documents shall be the sole responsibility of Purchaser. In the event that HUD in its sole and absolute discretion determines that Purchaser has failed to effect the substitution and removal of counsel required by this Section 6.01 as soon as reasonably possible after the Closing Date, then (a) HUD will have the right, but not the obligation, to withdraw from or terminate all such litigation, and (b) Purchaser agrees to reimburse HUD, upon demand, for any continued legal expenses in such litigation. Purchaser will reimburse HUD immediately upon demand for all legal fees and expenses reasonably incurred by HUD with respect to any such proceeding subsequent to the Closing Date. Purchaser releases HUD from any claim, demand, suit, or cause of action Purchaser may have as a result of the failure of HUD to file any proofs of claims.

Section 6.02 Mortgage Loan Documents in Possession of Counsel.

With respect to any Mortgage Loan that, as of the Closing Date, is the subject of litigation, bankruptcy, foreclosure, or other legal proceeding, Purchaser shall have the sole responsibility, after the Closing Date, to obtain all Mortgage Loan Documents then in the possession of any counsel, collection agency, foreclosing trustee or foreclosure commissioner and to determine the appropriate direction and

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strategy for such litigation or other legal proceeding. Purchaser acknowledges that its failure to comply with the provisions of this Section may affect Purchaser’s rights in any such litigation or other legal proceeding including, without limitation, any dismissal with prejudice or the running of any statute of limitations if any such action or other legal proceeding is dismissed. In no event shall HUD have any liability as a result of Purchaser’s inability to obtain any Mortgage Loan Document in the possession of any counsel or foreclosing trustee.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES; REMEDIES; INDEMNIFICATION; CONDITIONS

Section 7.01 HUD’s Representations and Warranties.

HUD hereby represents and warrants to Purchaser, as of the Closing Date, as follows; provided, however, that no representation or warranty is made with respect to a Mortgage Loan with respect to which Purchaser is the current Mortgagor:

A. HUD has the power and authority to execute, deliver and perform this Agreement and all of the transactions contemplated hereby. HUD has taken all actions necessary to authorize it to perform its obligations under this Agreement and to consummate the transactions contemplated to be performed by it hereunder. This Agreement and all of the other instruments and agreements executed and delivered by HUD in connection with the transactions contemplated hereby have been or will be duly executed and delivered by HUD and (assuming due execution and delivery by Purchaser) constitute or will constitute legal, valid and binding obligations of HUD, enforceable against HUD in accordance with the terms hereof and thereof, except as enforcement may be limited by general principles of equity (whether considered in a proceeding at law or in equity). The execution, delivery and performance of this Agreement by HUD does not violate any provisions of any existing federal law or regulation applicable to HUD, or violate or contravene any judgment, injunction or decree binding upon HUD, or violate, contravene or constitute a default under any provision of any agreement, contract or other instrument binding upon HUD.

B. Immediately prior to the closing of each Mortgage Loan pursuant to this Agreement, HUD had title to, and was the sole owner of, such Mortgage Loan free and clear of any ownership, security or participation interest in such Mortgage Loan in favor of any other Person, and had the full right and authority to sell, assign and transfer such Mortgage Loan to Purchaser pursuant to this Agreement.

Section 7.02 HUD’s Representations and Warranties Regarding the Mortgage Loan Schedule, Closing Date Payment Notice and Mortgage Loans.

With respect to each Mortgage Loan, HUD hereby represents and warrants to Purchaser as follows; provided, however, that no representation or warranty is made with respect to a Mortgage Loan with respect to which Purchaser is the current Mortgagor:

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A. Except for any Bankruptcy Mortgage Loan and subject to the qualifications in any footnotes to the Mortgage Loan Schedule, the Unpaid Principal Balance as of the Cut-Off Date set forth on the Mortgage Loan Schedule is true and correct in all material respects. As of the Closing Date, no mortgage modification that was entered into after the Assignment Date and that altered the financial terms of the Mortgage Loan remains in effect with respect to the Mortgage Loan other than: (i) as identified on the Mortgage Loan Schedule; (ii) as consented to in writing by Purchaser on or after the Award Date; or (iii) as disclosed in the Asset Review File. As of the Closing Date, no provisional workout agreement or other workout arrangement that was entered into after the Assignment Date and that altered the financial terms of the Mortgage Loan remains in effect with respect to the Mortgage Loan other than: (i) as identified on the Mortgage Loan Schedule; (ii) as consented to in writing by Purchaser on or after the Award Date; or (iii) as disclosed in the Asset Review File.

B. For any Bankruptcy Mortgage Loan, (i) the Unpaid Principal Balance as of the later of the Petition Date or the Assignment Date and (ii) the amount received by HUD from the later of the Petition Date or the Assignment Date through the Cut-Off Date, each as set forth on the Mortgage Loan Schedule, are true and correct in all material respects.

C. Subject to the qualifications in any footnotes to the Mortgage Loan Schedule and subject to and as may be limited by any applicable bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally and general principles of equity (whether applied at law or in equity), with respect to each Mortgage Loan, as of the Assignment Date or the date of the partial payment of claim, the related Mortgage is a valid and enforceable lien on the related Mortgaged Property having the lien priority indicated on the Mortgage Loan Schedule, except for: (1) liens for real estate taxes, municipal sewer or water charges, and special assessments, if any; (2) violations of codes, regulations, ordinances and statutes, if any; (3) mechanics liens; (4) liens on personal property or chattels located on the Mortgaged Property which are not deemed affixed to the real property, if any; (5) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (6) encroachments, if any; (7) all exceptions, requirements and other matters set forth in any mortgagee title insurance policy included in the Asset Review File (but not including items that are expressly indicated to be subordinate); and (8) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage.

Section 7.03 Disclaimer of HUD’s Representations and Warranties.

EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 7.01 AND 7.02 HEREOF, NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS, IMPLIED OR BY OPERATION OF LAW, ARE MADE BY HUD OR BY ANY OTHER PERSON ACTING ON HUD’S BEHALF WITH RESPECT TO ANY MORTGAGE LOAN. WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE WITH RESPECT TO (1) THE CONDITION, ENVIRONMENTAL OR OTHERWISE, OF ANY MORTGAGED PROPERTY; (2) THE VALUE OF ANY MORTGAGED PROPERTY; (3) THE COLLECTIBILITY OF ANY MORTGAGE LOAN; (4) THE CREDITWORTHINESS OF ANY MORTGAGOR; (5) THE EXISTENCE OR STATUS OF ANY HAZARD INSURANCE COVERAGE OR TITLE INSURANCE COVERAGE RELATING TO ANY MORTGAGED PROPERTY; (6) THE ACCURACY OR COMPLETENESS OF THE BID INFORMATION, THE BIDDER INFORMATION PACKAGE, THE LOAN INFORMATION, OR ANY ASSET REVIEW FILE; (7) THE ACCURACY OR COMPLETENESS OF ANY ENVIRONMENTAL REPORT, ANY TITLE UPDATE, OR ANY OTHER

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DESCRIPTION OR REPORT RELATING TO ANY MORTGAGED PROPERTY; OR (8) THE CONTINUATION AFTER THE CLOSING DATE OF PAYMENTS UNDER ANY HAP CONTRACT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE TRANSFER DOCUMENTS, EACH MORTGAGE LOAN IS SOLD, ASSIGNED AND TRANSFERRED TO PURCHASER “AS IS, WHERE IS” AND WITHOUT RECOURSE.

Section 7.04 Survival of Representations and Warranties of HUD.

The representations and warranties of HUD contained in Subsections 7.01 and 7.02 shall survive the Closing Date and shall expire at the end of the Warranty Period or the payment in full or the release and/or satisfaction of the related Mortgage Loan, whichever shall occur first.

Section 7.05 Remedies for Breach of Certain Representations and Warranties by HUD.

A. The obligations and liabilities of HUD for breach of any representation or warranty set forth in Section 7.01 or 7.02 hereof and Purchaser’s sole remedy for any such breach shall be the remedies provided for in this Section 7.05. In no event shall a breach of any representation or warranty set forth in Section 7.01 or 7.02 be used as evidence of, or deemed to constitute, bad faith, misconduct or fraud or give rise to any remedy other than as specifically provided herein even in the event that it is shown that HUD, or any of its employees, officers or agents, knew or should have known of the existence of information which was inconsistent with any of the representations and warranties provided in Section 7.01 or 7.02.

B. If Purchaser claims that there exists a material and substantial breach of a representation or warranty made by HUD in Section 7.01 or 7.02 hereof, Purchaser shall deliver to HUD, after the Closing Date, a Breach Notice. A Breach Notice shall be effective only if delivered to HUD prior to the expiration of the Warranty Period or the payment in full or satisfaction or release of the related Mortgage Loan, whichever shall occur first.

C. No Breach Notice shall be effective unless the closing on the Mortgage Loan that is the subject of the Breach Notice has occurred.

D. Within one hundred twenty (120) days after receipt of a Breach Notice, HUD shall either (i) notify Purchaser that HUD has accepted such Breach Notice, or (ii) notify Purchaser that HUD does not accept the Breach Notice as giving sufficient evidence of the existence of the asserted breach and request additional information or documentation evidencing the asserted breach. With respect to any Breach Notice that HUD does not accept due to lack of adequate substantiation or evidence, if Purchaser delivers the required information or documentation within ten (10) Business Days after its receipt of notification from HUD of the denial of the claim, then HUD may reconsider its denial of the claim. The submission of any such additional substantiation or evidence, however, shall not alter the denial of the claim unless and until Purchaser is notified otherwise by HUD and HUD shall be deemed conclusively to have satisfied its one hundred twenty (120) day response obligation as a result of the initial denial of Purchaser’s Breach Notice. If the Breach Notice, as accepted by HUD, states a material and substantial breach of one or more of the warranties specified in Section 7.01 or 7.02 hereof, HUD shall, within ninety (90) days after such acceptance, take one or more of the following actions, at HUD’s sole and exclusive option:

(1) undertake diligently to cure the asserted breach of representation or warranty within a reasonable period of time;

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(2) rescind the sale, assignment and transfer with respect to the subject Mortgage Loan, which shall include HUD remitting to Purchaser an amount equal to the Rescission Payment; or

(3) pay the Adjustment Payment to Purchaser, in the event of a breach of the warranty set forth in Subsection 7.02.A or 7.02.B by reason of the Unpaid Principal Balance of a Mortgage Loan being less than that which is set forth in the Mortgage Loan Schedule.

Section 7.06 The Rescission Remedy.

A. Notwithstanding HUD’s notification to Purchaser that HUD intends to rescind the sale, assignment or transfer of a Mortgage Loan pursuant to Section 7.05, HUD shall not be required to rescind the sale, assignment or transfer of any Mortgage Loan or make a Rescission Payment unless and until Purchaser has delivered to HUD evidence satisfactory to HUD that: (i) there have been no changes to the title to the Mortgaged Property (other than those changes beyond the reasonable control of Purchaser), which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the related Mortgage and to evidence the foregoing Purchaser shall, at its sole cost and expense, provide to HUD a title policy or title update with respect to the Mortgaged Property; (ii) there have been no material changes to the terms or conditions of the related Mortgage Loan Documents since the Closing Date; (iii) the Mortgage Loan is not subject to any lien or encumbrance and Purchaser can deliver to HUD the same right, title and interest in and to the Mortgage Loan as was sold, assigned and transferred to Purchaser by HUD; (iv) Purchaser is the sole owner of the Mortgage Loan and has the full right and authority to sell, assign and transfer such Mortgage Loan; and (v) Purchaser agrees to remit to HUD any and all amounts received by Purchaser on account of the Mortgage Loan after the Rescission Date. Evidence of the foregoing shall be provided to HUD within thirty (30) Business Days of Purchaser’s receipt of HUD’s notice of rescission. If Purchaser fails to provide evidence satisfactory to HUD of all of the foregoing items within such thirty (30) Business Days, interest for purposes of determining the Rescission Payment shall be calculated from the Closing Date to (but not including) the last day of the thirty (30) Business Days and HUD shall have the option of canceling its notice of rescission.

B. In addition to the foregoing and as a prerequisite to any obligation of HUD to rescind the sale, assignment and transfer of the subject Mortgage Loan or make the Rescission Payment, Purchaser shall: (i) provide to HUD the total amount received by Purchaser on account of the Mortgage Loan following the Closing Date to (but not including) the Rescission Date and shall provide documentation acceptable to HUD detailing the dates and amounts received and the manner in which such amounts were allocated; (ii) reassign to HUD all of Purchaser’s right, title and interest in and to such Mortgage Loan including all real estate tax, insurance and other escrows held or controlled by Purchaser as mortgagee; (iii) deliver to HUD the related Transfer Documents, Mortgage Loan Documents, Servicing Files, Project Information, and such other documents, instruments, books, records and information as are requested by HUD; (iv) terminate, at Purchaser’s sole cost, any servicing agreement regarding such Mortgage Loan; and (v) pay (or provide for the payment prior to the Rescission Date of) any and all taxes and assessments associated with the Mortgaged Property that become due and payable within ten (10) Business Days after the Rescission Date (unless Purchaser is otherwise reimbursed for any such payments made or provided for, such payments shall be treated as an advance for purposes of calculating the Rescission Payment). Purchaser shall, at its sole cost and expense, deliver to HUD an opinion of counsel acceptable to HUD that all of the foregoing requirements have been fully complied with. In providing the foregoing opinion, counsel shall be permitted to rely on the title policy or title update required by this Section 7.06 as well as certificates of authorized officers of Purchaser.

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C. HUD’s election to rescind the sale, assignment and transfer of a Mortgage Loan pursuant to this Section shall not affect the sale, assignment and transfer of any other Mortgage Loans.

Section 7.07 The Adjustment Payment.

As set forth in Section 7.05 of this Agreement, by paying the Adjustment Payment, HUD may cure a breach of the warranty set forth in Subsection 7.02.A or 7.02.B, if such breach is due to the Unpaid Principal Balance of a Mortgage Loan being less than that which is set forth in the Mortgage Loan Schedule. The Adjustment Payment shall equal the difference between the Individual Loan Price for such Mortgage Loan paid by Purchaser and the corrected Individual Loan Price for such Mortgage Loan, calculated on the basis of the corrected Unpaid Principal Balance of such Mortgage Loan.

ARTICLE VIII

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Section 8.01 Purchaser’s Representations and Warranties.

Purchaser hereby represents and warrants to HUD, as of the date of this Agreement and the Closing Date, as follows:

A. If other than a natural person, Purchaser is validly existing and in good standing under the laws of the jurisdiction in which Purchaser was organized.

B. Purchaser has the power and authority to execute, deliver and perform this Agreement and all of the transactions contemplated hereby. Purchaser has taken all actions necessary to authorize it to perform its obligations under this Agreement and to consummate the transactions contemplated to be performed by it hereunder. This Agreement and all of the other instruments and agreements executed and delivered by Purchaser in connection with the transactions contemplated hereunder on or prior to the Closing Date have been or will be duly executed and delivered by Purchaser and (assuming due execution and delivery by HUD) constitute or will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof and thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding at law or in equity). The execution, delivery and performance of this Agreement by Purchaser does not violate any provisions of any existing federal, state or local law or regulation applicable to Purchaser, or violate or contravene any judgment, injunction or decree binding upon Purchaser, or violate, contravene or constitute a default under any provision of the organizational documents, if any, governing Purchaser, or of any agreement, contract or other instrument binding upon Purchaser.

C. The certifications, representations and warranties made by Purchaser in the qualification statement submitted by Purchaser for purposes of qualifying as a “qualified bidder” in connection with the Sale are true, accurate and correct in all respects.

D. Purchaser is in full compliance with its obligations under the terms of the confidentiality agreement executed by Purchaser in favor of HUD in connection with the Sale.

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E. Purchaser either is licensed to own and service the Mortgage Loans or, as of the Closing Date, has hired an entity that is licensed to service the Mortgage Loans.

Section 8.02 Survival of Purchaser’s Representations and Warranties.

The representations and warranties of Purchaser set forth in this Agreement shall survive the Closing and the expiration of the Warranty Period.

Section 8.03 Remedies for the Breach of Purchaser’s Representations or Warranties.

In the event of a breach by Purchaser of any representation or warranty hereunder, HUD shall have the right, at its election, to terminate this Agreement and all further obligations of HUD hereunder and, in the event of such termination, the provisions of Section 10.03 of this Agreement shall be applicable. If any representation or warranty set forth in Section 8.01 of this Agreement is not true and accurate as of the Closing Date, Purchaser shall so advise HUD.

Section 8.04 Post-Sale Covenants of Purchaser.

A. In order to comply with the regulations regarding requirements for continuing Federal rental subsidy contracts (as set forth at 24 C.F.R. § 290.37), with respect to any Mortgage Loan that is listed on Attachment H-1, Purchaser and its successors and assigns shall require the Mortgagor to record a declaration of covenants running with the land as part of any restructuring or final compromise of the Mortgage Loan (including acceptance of a deed in lieu of foreclosure). Purchaser and its successors and assigns shall include such covenants in any foreclosure deed executed in connection with the Mortgage. The required covenants shall remain in effect until the last federal project-based rental assistance contract related to the Property expires by its own terms or the date that is the same as the maturity date of the Mortgage Note in effect on the Closing Date, whichever is later. The declaration of covenants shall be in the form of Attachment I-1 (or such other document as may from time to time be approved by HUD), with such changes as may be required to comply with the Transfer/Recordation Requirements. The text of the covenants shall provide that (i) unless otherwise approved by HUD, any subsequent purchaser of the Mortgaged Property shall agree to assume the obligations of any outstanding HAP Contract and any tenant-based Section 8 housing assistance payments contract with a public housing agency and the related leases, and (ii) in the event of a foreclosure of the Mortgage Loan, Purchaser and its successors and assigns shall foreclose in a manner that does not interfere with any lease related to a HAP Contract or any lease related to tenant-based Section 8 housing assistance payments (collectively, an “Assisted Lease”), and shall foreclose in a manner that ensures that the right of possession of the purchaser at the foreclosure sale shall be subject to the terms of any residential lease which is not an Assisted Lease for the remaining term of the lease or for one (1) year, whichever period is shorter. Purchaser and its successors and assigns shall provide written notice to HUD prior to executing any documents in connection with any restructuring, final compromise, foreclosure or sale of a Mortgage Loan listed on Attachment H-1, shall promptly notify HUD of the identity of the purchaser of any such Mortgage Loan, and shall provide to HUD a copy of the declaration of covenants or foreclosure deed within thirty (30) days after such instrument has been recorded. Purchaser and its successors and assigns shall also provide an annual written report to HUD certifying whether any of the Mortgage Loans listed on Attachment H-1 have been subject to a restructuring, final compromise, or foreclosure at any time since the Closing Date. The annual report shall be addressed to the Director, Office of Asset Sales, and shall be delivered to HUD not later than December 1st each year.

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B. In order to comply with the regulations regarding nondiscrimination in admitting certificate and voucher holders (as set forth at 24 C.F.R. § 290.39), with respect to any Mortgage Loan that is listed on Attachment H-2, Purchaser and its successors and assigns shall require the Mortgagor to record a declaration of covenants running with the land as part of any restructuring or final compromise of the Mortgage Loan (including acceptance of a deed in lieu of foreclosure). Purchaser and its successors and assigns shall also include such covenants in any foreclosure deed executed in connection with the Mortgage. The required covenants shall remain in effect until the date that is the same as the maturity date of the Mortgage Note in effect on the Closing Date. The declaration of covenants shall be in the form of Attachment I-2 (or such other document as may from time to time be approved by HUD), with such changes as may be required to comply with the Transfer/Recordation Requirements. The text of the covenants shall provide that the Mortgagor shall not unreasonably refuse to lease a dwelling unit offered for rent or otherwise discriminate in the terms of tenancy because any tenant receives tenant-based assistance under the Section 8 voucher or certificate programs.

C. Purchaser and its successors and assigns agree to subordinate claims under the Mortgage Loans to the covenants running with the land set forth in Sections 8.04.A and 8.04.B above.

D. In the event of a foreclosure on a Subordinate Mortgage Loan, the mortgagee and any other third party who takes possession or ownership of the Mortgaged Property will be required to comply with the requirements of 24 CFR § 200.213, et seq., 24 CFR § 200.217(a)(4), the Regulatory Agreement relating to the FHA-insured senior lien loan and any applicable HUD Handbook requirements, and file a Previous Participation Certification on HUD Form 2530.

E. In the event of a breach by Purchaser or Purchaser’s successors and assigns of any of the post-sale covenants set forth in this Section 8.04, HUD may take any action it deems necessary to enforce such covenants, and Purchaser agrees to indemnify HUD for any loss, damage, cost or expense (including reasonable attorneys’ fees and costs) that may be incurred by HUD on or after the Closing Date as a result of such breach by Purchaser or Purchaser’s successors or assigns.

ARTICLE IX

PURCHASER’S EVALUATION AND ACCEPTANCE OF RISK

Section 9.01 Due Diligence; Independent Investigation.

A. Purchaser acknowledges that it has been afforded an opportunity and invited and directed to conduct such due diligence review and analyses of the Mortgage Loans, including, but not limited to, the Asset Review Files and related information together with such records as are generally available to the public from local, county, state and federal authorities, record-keeping offices and courts (including, without limitation, any bankruptcy courts in which any Mortgagor may be subject to any pending bankruptcy proceedings), as Purchaser deemed necessary, proper or appropriate in order to make a complete informed decision with respect to the purchase and acquisition of the Mortgage Loans.

B. Purchaser has reviewed the Bidder Information Package and the Loan Information and has reviewed, or has elected not to review, the Asset Review Files, and has made its Bids and decision to purchase the Mortgage Loans based upon its own independent evaluation of the Mortgage Loans and the terms and conditions of this Agreement. Purchaser acknowledges and agrees that, while some information concerning the Mortgage Loans was made available to Purchaser for review prior to the Bid Date, such information may have been inaccurate or incomplete. HUD shall have no liability by reason of any

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 21

inaccuracy or the lack of complete information. Purchaser has relied solely on its own investigation, and acknowledges that no employee, representative or agent of HUD has been authorized to make, and that Purchaser has not relied upon, any oral or written statements or representations by any such employee, representative or agent other than those set forth in Sections 7.01 and 7.02 of this Agreement.

ARTICLE X

PURCHASER’S INDEMNIFICATION; WAIVER AND RELEASE; REMEDIES

FOR PURCHASER’S DEFAULT; REMEDIES FOR HUD’S DEFAULT

Section 10.01 Purchaser’s Indemnification of HUD.

Purchaser agrees to and hereby does indemnify HUD and hold HUD harmless from and against any loss, damage, cost or expense (including reasonable attorneys’ fees and costs) that may be incurred by HUD as a result of:

A. Purchaser’s breach of any representation, warranty or covenant set forth in Section 8.01 hereof; and/or

B. Purchaser’s failure to perform any of the obligations of Purchaser set forth in this Agreement; and/or

C. HUD being the mortgagee of record on any Mortgage Loan after the Closing Date.

Section 10.02 Purchaser’s Waiver and Release of HUD.

Purchaser, its affiliates, officers, directors, successors or assigns, and all subsequent purchasers and transferees of any Mortgage Loan, and all others claiming by or through Purchaser or subsequent purchasers and transferees, hereby disclaim and waive any right or cause of action they may now or in the future have against HUD, or any Person acting on HUD’s behalf, arising out of or relating to the Sale and/or the sale, assignment and transfer of any Mortgage Loan, if applicable; provided, however, that this waiver and release shall not extend to any liability of HUD arising from HUD’s failure to perform its obligations in accordance with the terms of this Agreement. In addition, Purchaser, its affiliates, officers, directors, successors or assigns, and all subsequent purchasers and transferees of the Mortgage Loan, and all others claiming by or through Purchaser or subsequent purchasers and transferees, hereby release HUD, and any Person acting on HUD’s behalf, from any claim, demand, cause of action, judgment, loss, damage, liability, cost and expense (including attorneys’ fees, whether suit is instituted or not), whether known or unknown, liquidated or contingent, arising from or related to any Mortgage Loan, any Mortgage Loan Documents, the sale, assignment or transfer of any Mortgage Loan, the termination or abatement by HUD of any HAP Contract related to a Mortgage Loan, or arising out of the violation of any applicable laws (including, without limitation, state and federal securities laws and/or environmental laws); provided, however, that this release shall not extend to any liability of HUD arising from HUD’s failure to perform its obligations in accordance with the terms of this Agreement. In the event HUD fails to comply with any of its obligations under this Agreement, the sole remedy available to Purchaser prior to the Closing Date shall be the return of its Deposit.

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Section 10.03 Remedies for Purchaser’s Default; Liquidated Damages.

In the event that Purchaser shall fail to perform any of its obligations under this Agreement to be performed by it on or prior to the Closing Date, including without limitation the payment of the Closing Date Payment to HUD, this Agreement shall automatically terminate as to any and all further obligations of HUD hereunder and, upon such termination, HUD shall immediately be entitled to retain the Deposit as fixed, agreed and liquidated damages. HUD and Purchaser acknowledge and agree that the foregoing amount shall be liquidated damages and not a penalty, that actual damages resulting to HUD from Purchaser’s breach of this Agreement will be difficult or impossible to measure because of, among other things, the uncertainties of the market and fluctuations in the value of the Mortgage Loan(s), and that an amount equal to the Deposit is a reasonable estimate of what those damages would be. Upon the automatic termination of HUD’s obligations under this Agreement, (a) Purchaser shall be relieved of any and all further obligations under this Agreement and (b) HUD shall be entitled to resell the Mortgage Loan(s) in any manner that HUD deems appropriate, free and clear of any and all claims of Purchaser.

Section 10.04 Remedies for HUD’s Default.

In the event that HUD shall fail to complete the sale of the Mortgage Loan(s), Purchaser’s sole remedy shall be the return of any amounts paid by Purchaser pursuant to this Agreement. Without limiting the generality of the foregoing, Purchaser hereby waives any claim for damages (other than amounts paid by Purchaser pursuant to this Agreement) and any right to seek specific performance or other equitable relief.

ARTICLE XI

CASUALTY LOSS; CONDEMNATION; PREPAYMENT; LITIGATION

Section 11.01 Rights in the Event of Casualty Loss and/or Condemnation.

If, prior to the Closing Date, the Mortgaged Property, or any part thereof, is damaged as the result of fire or other casualty, or is taken by eminent domain, both HUD and Purchaser shall proceed with the sale, transfer and assignment of the Mortgage Loan. Following the Closing Date, HUD shall assign to Purchaser all of the insurance or condemnation proceeds, if any, paid to HUD after the Cut-Off Date to the Closing Date with respect to such Mortgage Loan, to the extent such proceeds have not already been applied in accordance with the terms of the applicable Mortgage and applicable law, as well as all of HUD’s rights, if any, with respect to any insurance or condemnation proceeds that may be paid or become due after the Closing Date (and upon receipt thereof, Purchaser shall be required to apply such proceeds in accordance with the terms of the applicable Mortgage and applicable law).

Section 11.02 Rights in the Event of Prepayment or HUD’s Acquisition of Mortgaged Property.

A. If, prior to the Closing Date, HUD receives a payment from a Mortgagor which, when applied in accordance with the terms of the related Mortgage, results in a prepayment of the then entire Unpaid Principal Balance of such Mortgage Loan (a “Terminated Mortgage Loan”), then:

(1) if a single Mortgage Loan is the subject of this Agreement, this Agreement shall terminate upon HUD’s return to Purchaser of the Deposit; or

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 23

(2) if more than one Mortgage Loan is the subject of this Agreement, this Agreement shall terminate solely as it relates to the Terminated Mortgage Loan, in which event (i) the Closing Date Payment shall be reduced to reflect the deletion of the Terminated Mortgage Loan from the Mortgage Loan Pool in accordance with Section 2.04, (ii) except as otherwise provided herein, neither party shall have any further liability to the other with respect to the Terminated Mortgage Loan, and (iii) both parties shall remain bound by all terms and conditions of this Agreement with respect to each other Mortgage Loan that is the subject of this Agreement.

B. If, prior to the Closing Date, HUD determines, in HUD’s sole discretion, that it is necessary to acquire title to the Mortgaged Property relating to any Mortgage Loan, upon such determination and HUD’s removal of the Mortgage Loan from the Sale, this Agreement shall terminate as provided in Subsection 11.02.A hereof, as if such Mortgage Loan were a Terminated Mortgage Loan. In such circumstances, the return by HUD of the Deposit as provided in Subsection 11.02.A(1) or the reduction of the Closing Date Payment as provided in Subsection 11.02.A(2), as applicable, shall be Purchaser’s sole remedy and in no event shall Purchaser be entitled to seek consequential, punitive or exemplary damages, or other damages, including, without limitation, damages for lost profits.

Section 11.03 Rights in the Event of Litigation in Connection With the Sale of a Mortgage Loan.

A. In the event there exists on the Closing Date litigation pending against HUD which challenges or relates to the sale by HUD of a Mortgage Loan (“Litigation”), Purchaser shall purchase the Mortgage Loan on the Closing Date, except as follows:

(1) If HUD is prohibited by a temporary restraining order from selling the Mortgage Loan on the Closing Date, the Closing Date shall be extended until the fifth Business Day following the day on which Purchaser receives notice from HUD that such temporary restraining order expires or is dissolved; provided, however, that if HUD consents to the extension of the temporary restraining order for a period that ends forty (40) calendar days or more beyond the date initially established as the Closing Date for the Mortgage Loan, Purchaser may terminate this Agreement as it relates to such Mortgage Loan. In order to exercise the option to terminate this Agreement pursuant to this Subsection 11.03.A(1), Purchaser must notify HUD in writing, within five (5) Business Days after receiving notice from HUD of the order extending the temporary restraining order, of Purchaser’s election to terminate this Agreement as it relates to the Mortgage Loan.

(2) If HUD is prohibited by a preliminary injunction from selling the Mortgage Loan on the Closing Date, Purchaser may terminate this Agreement as it relates to such Mortgage Loan.

(a) In order to exercise the option to terminate this Agreement pursuant to Subsection 11.03.A(2), Purchaser must notify HUD in writing, within five (5) Business Days after receiving notice from HUD of the order granting the preliminary injunction, that it elects to do so.

(b) If Purchaser does not elect to exercise its option to terminate this Agreement in the manner set forth above, then the Closing Date shall be extended until the fifth Business Day following the day on which such preliminary injunction is lifted or dissolved.

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 24

(3) If HUD is permanently enjoined from selling a Mortgage Loan, this Agreement, as it relates to such Mortgage Loan, shall terminate five (5) Business Days after the issuance of the order granting such permanent injunction.

B. With respect to any Mortgage Loan that is the subject of any Litigation, in the event the Litigation is not finally adjudicated on or prior to the date that is ten (10) Business Days prior to the end of the Warranty Period for such Mortgage Loan, and if the terms of any final, non-appealable order or settlement issued in connection with the adjudication of the Litigation is or forms the sole basis for a claim of breach of HUD’s representations and warranties by Purchaser, the Warranty Period with respect to such claim shall be deemed to be extended through the tenth (10) Business Day after Purchaser receives notice from HUD of the issuance of such final non-appealable order or settlement disposing of such Litigation. Except as set forth herein, such claim is subject to the provisions of Section 7.05.

C. In the event that Purchaser foregoes its option to terminate this Agreement under Subsection 11.03.A(1) or 11.03.A(2), and if HUD rescinds the sale of a Mortgage Loan as a result of a breach allegation based solely upon the terms of a final, non-appealable order or settlement resulting in the disposition of the Litigation, the rate of interest on the Individual Loan Price used to calculate the Rescission Payment for such Mortgage Loan shall be the Investment Rate.

ARTICLE XII

MISCELLANEOUS

Section 12.01 No Review of Mortgage Loan Documents, Servicing Files and Project Information Prior to Closing.

Prior to Purchaser closing on the Mortgage Loans, HUD shall not deliver to Purchaser the Mortgage Loan Documents, the Servicing Files and the Project Information or copies thereof.

Section 12.02 Drafting Presumption.

This Agreement shall be construed fairly as to all parties regardless of which party prepared this Agreement.

Section 12.03 Post-Closing Servicing of the Mortgage Loans.

A. From and after the Closing Date, Purchaser shall be fully bound by the Mortgage Loan Documents relating to each Mortgage Loan, including without limitation any mortgage modification relating to such Mortgage Loan.

B. From and after the Closing Date, Purchaser, and not HUD, shall be responsible for servicing the Mortgage Loans in accordance with the provisions hereof and applicable federal, state and local law and regulations, including, without limitation, sending the Mortgagor all bills relating to each Mortgage Loan.

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 25

Section 12.04 Termination of FHA Mortgage Insurance, FHA Mortgage Insurance Premium, Monthly HUD Service Charge and HUD Regulatory Agreement.

A. From and after the Closing Date, no FHA Mortgage Insurance shall be in effect with respect to any Mortgage Loan and no FHA mortgage insurance premium or monthly HUD service charge shall be payable by the related Mortgagor.

B. From and after the Closing Date, the Regulatory Agreement relating to each Mortgage Loan shall be released and terminated, as provided in the Release of Regulatory Agreement; provided, however, that, for any Subordinate Mortgage Loan, HUD will release only the Regulatory Agreement that specifically relates to such Subordinate Mortgage Loan. Purchaser acknowledges and agrees that there might be regulatory agreements that relate to another loan secured by the Mortgaged Property securing the Subordinate Mortgage Loan and that Purchaser shall not be entitled to receive the benefit of any such regulatory agreement nor shall HUD be required to release any such regulatory agreement in connection with this Sale.

Section 12.05 Notices.

Except as otherwise indicated in this Agreement, all notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be sent (except as otherwise expressly provided herein) by hand-delivery, overnight courier, registered or certified mail, return receipt requested, postage prepaid or telecopier (with the original sent within twenty-four (24) hours of such facsimile by hand-delivery, overnight courier or by registered or certified mail, return receipt requested, postage prepaid):

If to HUD, to:

Attention:

Norman Dailey

Housing Project Manager

Office of Asset Management

United States Department of Housing and Urban Development

451 7th Street, SW

Room 6168

Washington, D.C. 20410

Phone Number: (202) 402-8371

with a copy to:

Gregory J. Bolton, Esq.

Office of General Counsel

Multifamily Mortgage Division

United States Department of Housing and Urban Development

451 7th Street, SW

Room 9230

Washington, D.C. 20410

Phone Number (202) 402-5245

If to Purchaser, to the address indicated on the front cover of this Agreement.

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 26

All such notices, requests, demands and other communications shall be effective upon the actual delivery thereof to the address identified pursuant to this Section (or the refusal thereof by the addressee at the address identified pursuant to this Section). Either party to this Agreement may change such party’s address for purposes of this Section by sending to the other party to this Agreement written notice of the new address in the manner specified in this Section.

Section 12.06 Expenses.

Purchaser shall pay any and all costs incurred by Purchaser in connection with the sale, assignment and transfer of the Mortgage Loans, including, but not limited to, any city, county and/or state taxes, any recordation or filing fees, the costs of any title commitment or title insurance policy, any transfer fees payable to any governmental agency, and any other costs or fees relating to or arising from the sale, assignment and transfer of the Mortgage Loans.

Section 12.07 No Assignment.

A. Purchaser shall not assign this Agreement, in whole or in part, prior to the sale, assignment and transfer of the Mortgage Loan(s) to Purchaser. Any assignment or attempted assignment in violation of the foregoing shall be void and of no effect.

B. After the sale, assignment and transfer of the Mortgage Loan(s) to Purchaser, Purchaser may assign this Agreement, in whole or in part (including the rights under this Section), provided that such assignment is in writing, and such assignment expressly states that: (1) the assignee(s) assumes any and all of Purchaser’s liabilities and obligations under this Agreement that arise or are to be performed after the Closing Date; and (2) both Purchaser and the assignee(s) shall each remain jointly and severally liable to HUD for the failure of either Purchaser or the assignee(s) to fully comply with any such liabilities and obligations. Any assignment or attempted assignment in violation of the foregoing shall be void and of no effect. Upon execution, Purchaser and the assignee(s) shall promptly provide HUD with a copy of any such assignment.

Section 12.08 Governing Law; Waiver of Jury Trial; Venue.

A. This Agreement shall be governed by and construed in accordance with the federal laws of the United States of America and, to the extent there is no applicable federal law, the laws of the District of Columbia, without giving effect to any choice of law principles.

B. HUD and Purchaser each hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise arising out of, related to, or in connection with this agreement. Instead, any dispute resolved in court will be resolved in a bench trial without a jury.

C. In any suit brought against the United States or any agency thereof or any suit in which the United Sates or any agency thereof is interpleaded, impleaded, cross-claimed or is a third-party defendant, each party hereby irrevocably and unconditionally agrees to be subject to the exclusive jurisdiction of the courts sitting in the District of Columbia. To the fullest extent permitted by law, Purchaser irrevocably waives any objection it may now or hereafter have to such venue and any claim that such proceeding has been brought in an inconvenient forum. Purchaser hereby consents to the jurisdiction of the courts sitting in the District of Columbia in connection with any action or proceeding initiated concerning this Agreement. The parties agree to service of process by mail to the addresses specified in Section 12.05 of this Agreement.

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 27

Section 12.09 Entire Agreement.

This Agreement, the attachments hereto, and the documents and instruments to be executed and delivered pursuant to this Agreement, constitute the entire agreement between the parties hereto with respect to the subject of the transactions contemplated hereby and supersede all prior agreements and understandings with respect thereto, if any.

Section 12.10 Headings.

The headings of the several articles and sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 12.11 Time of Essence; Time.

Time is of the essence with respect to all of HUD’s and Purchaser’s obligations under this Agreement. All references in this Agreement to a specific time of day shall be deemed to refer to Eastern Standard Time or Daylight Savings Time, whichever is then applicable in the District of Columbia.

Section 12.12 No Third Party Beneficiaries.

Except with respect to each Mortgagor’s rights against Purchaser to require the restoration of the Closing Escrow Account Balances in accordance with Section 3.03 hereof, this Agreement does not create, and shall not be deemed to create, a relationship between either or both of the parties hereto and any third party in the nature of a third party beneficiary relationship. The Mortgagor’s exercise of such rights as a third party beneficiary shall constitute a waiver of any and all rights that the Mortgagor may otherwise have had against HUD, whether under the Mortgage Loan Documents or otherwise, in connection with the Closing Escrow Account Balances.

Section 12.13 No Limitation on HUD’s Ability to Administer and Enforce Laws.

Except as otherwise expressly set forth in the Agreement, nothing in this Agreement shall in any way be construed to affect HUD’s ability to administer or enforce the laws, regulations and policies pertaining to any Mortgage Loan, or otherwise.

Section 12.14 Further Assurances.

During the period from the Award Date through and after the Closing Date, upon the reasonable request of Purchaser or HUD, and without payment of further consideration from one party to the other (other than reimbursement of out-of-pocket expenses incurred by the party receiving the request), Purchaser and/or HUD will do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, instruments, documents and assurances as may be required in order to complete the transactions contemplated by this Agreement.

Section 12.15 Counterparts.

This Agreement may be executed and delivered in any number of counterparts and such counterparts taken together shall constitute one and the same agreement.

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 28

Section 12.16 Informational Tax Reporting.

Purchaser shall be responsible for all obligations with respect to federal and/or state tax reporting relating to or arising out of any Mortgage Loan and/or Mortgage Loan Documents including, without limitation, the obligations with respect to Forms 1098 and 1099 and backup withholding with respect to the same, if required, commencing with the tax year 2011.

Section 12.17 HUD’s Reservation of Certain Rights.

A. In the event that bonds relating to a Mortgaged Property were issued and retired and HUD has any claim to excess bond proceeds received by a trustee, an underwriter or an affiliate or any holder of an interest in the Mortgagor (but not the Mortgagor itself), or any affiliate thereof, nothing contained in this Agreement shall affect, impair or limit such claim and all rights to make such claim and to receive the proceeds of such claim are hereby reserved to HUD.

B. As of the Closing Date, HUD shall terminate the Regulatory Agreement with respect to each Mortgage Loan, but HUD hereby reserves all rights to pursue violations thereof that occurred prior to the Closing Date. After the Closing Date, HUD may pursue claims against any person that caused a pre-Closing Date violation of a Regulatory Agreement or that received a benefit therefrom. Any funds recovered in satisfaction or settlement of any claim that is or could be subject to an action under 12 U.S.C. Sections 1715z-4a or 1715z-19 shall be retained by HUD.

Section 12.18 HUD Authorized To Complete Agreement.

Purchaser expressly authorizes HUD to complete any missing or incomplete dates, transaction related information and attachments in order to complete this Agreement.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK. SIGNATURES

APPEAR ON THE FOLLOWING PAGE]

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 29

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in their names as of the date first above written.

SECRETARY OF HOUSING AND URBAN DEVELOPMENT

	By:	/s/ Authorized Signatory
Authorized Agent

PURCHASER:

Resource Real Estate Opportunity OP, LP
	By:	Resource Real Estate Opportunity REIT, Inc.
ATTEST/WITNESS:

	By:	/s/ Shelle Weisbaum
/s/ Authorized Signatory	Name:	Shelle Weisbaum
Name	Title:	SVP

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 30

ATTACHMENT A

BID CONFIRMATION LETTER

Date

Successful Bidder

Address

Fax No:

Re:	Multifamily Loan Sale 2011-1 Pool 106 and Pool 107

Dear                         :

This Bid Confirmation Letter confirms that the U.S. Department of Housing and Urban Development (“HUD”) has accepted your bid (the “Bid”) for Mortgage Loan FHA Project No(s).             /Mortgage Loan Pool(s)          contained on your Bid Confirmation Form and has awarded Mortgage Loan FHA Project No(s).             /Mortgage Loan Pool(s)          to you.

The Closing Date Payment for the Mortgage Loan FHA Project No(s).             /Mortgage Loan Pool(s) awarded to you will be calculated pursuant to the terms of Section 2.04 of the Loan Sale Agreement by and between HUD and you dated as of May 4, 2011 (the “Loan Sale Agreement”). Your Bid Confirmation Form is attached hereto and incorporated herein by reference.

HUD has received your Deposit in the amount of $                    . Your Bid is irrevocable. Any failure on your part to complete the transaction on the terms and conditions set forth in the Loan Sale Agreement will entitle HUD to terminate any and all obligations it might have to sell to you the Mortgage Loan FHA Project No(s).             /Mortgage Loan Pool(s) awarded to you and to retain the Deposit as liquidated damages.

Also included with this Bid Confirmation Letter is a complete and fully executed copy of the Loan Sale Agreement. HUD has retained another complete and fully executed copy of the Loan Sale Agreement in its records.

If you have any questions, please call Kathleen S. Malone, Director, Asset Sales Office, at (202) 708-2625. HUD congratulates you on your winning bid and is looking forward to working with you to close the transaction successfully.

Sincerely,

Assistant Secretary for Housing – Federal Housing Commissioner

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ATTACHMENT B

NOTE ENDORSEMENT

FHA Project No.:

Project Name:

City, State:

ENDORSEMENT OF                                      [insert MORTGAGE NOTE, DEED OF TRUST NOTE OR OTHER INSTRUMENT] dated                                      [insert date of Note], including any assignments thereto and modifications thereof (the “Note”)

FROM: SECRETARY OF HOUSING AND URBAN DEVELOPMENT (“HUD”)

Pay to the order of                                                                   [insert name of Purchaser] (“Assignee”), without recourse.

HUD and Assignee expressly acknowledge and agree that from and after the date of this Endorsement, no FHA Mortgage Insurance is in effect with respect to the Note, that the panel evidencing FHA Mortgage Insurance on the Note has been or shall be deemed to be marked with an “X” across it and that the Note (including any assignments thereto and modifications thereof) has been or shall be deemed to be marked with the words “FHA Mortgage Insurance Terminated. Note Endorsement From HUD Hereby Made A Part Hereof.”

IN WITNESS WHEREOF, HUD has caused this Endorsement to be executed and delivered under seal by its duly authorized agent as of the          day of                             , 2011.

SECRETARY OF HOUSING AND URBAN DEVELOPMENT

By:
Authorized Agent

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 32

ATTACHMENT C

ASSIGNMENT AND LOST NOTE AFFIDAVIT

DISTRICT OF COLUMBIA, ss:

FHA Project No.:

Project Name:

City, State:

I,                                                                                  , of the Department of Housing and Urban Development (“HUD”), on oath depose and state the following:

1. That on                     ,             , a certain [indicate Mortgage Note or Deed of Trust Note or other instrument] (the “ Note”) in the face amount of $             [insert face amount of Note] was endorsed by an authorized agent of the Secretary of HUD, under the applicable section of the National Housing Act. (A copy of the Note is attached herewith, if available.)

2. That                                                      [insert name of original maker of Note] was the maker of the Note and                                                                   [insert name of original payee] was the payee of the Note.

3. That the Note was secured by a [indicate Mortgage or Deed of Trust or other document] recorded in Book             , Page             , of the land records of                      City/County,                                      [insert applicable recording information], as assigned, amended or modified from time to time.

4. That the Note was believed to be kept in a fire-proof safe in the care, custody and control of HUD.

5. That the Note was not where it was assumed to be, and a diligent search to locate the Note was undertaken, without results.

6. That pursuant to the terms and conditions of a certain Loan Sale Agreement between HUD and                                               [insert Purchaser’s name] (“Assignee”), dated as of May 4, 2011 (the “Loan Sale Agreement”), the Note (including, without limitation, any and all rights HUD may have to enforce payment and performance of the Note, including any rights under Section 3-309 of the Uniform Commercial Code) is hereby assigned, without recourse, to Assignee, without FHA Mortgage Insurance (as defined in the Loan Sale Agreement).

7. That HUD is the sole owner and holder of the Note and has not transferred, assigned or conveyed the Note to any person or entity other than Assignee. In the event that HUD subsequently locates the Note, HUD shall provide written notice thereof to Assignee and shall deliver and endorse the Note to Assignee in accordance with written instructions received from Assignee (or such other party designated in writing by Assignee).

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 33

IN WITNESS WHEREOF, HUD has caused this Assignment and Lost Note Affidavit to be executed and delivered under seal by its duly authorized agent as of the              day of                         , 2011.

WITNESS:	SECRETARY OF HOUSING AND URBAN DEVELOPMENT

By:
Authorized Agent

ACKNOWLEDGEMENT

DISTRICT OF COLUMBIA, ss:

The foregoing instrument was acknowledged before me on                             , 2011, by                                                              , as Authorized Agent of the Secretary of Housing and Urban Development.

Notary Public

[SEAL]	My commission expires

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 34

ATTACHMENT D

After recording, please return to:	This instrument prepared by:

ASSIGNMENT OF MORTGAGE

FHA Project No.:

Project Name:

City, State:

THE SECRETARY OF HOUSING AND URBAN DEVELOPMENT (“HUD”), in consideration of Ten Dollars ($10.00) and other good and valuable consideration, hereby assigns, transfers, sets over and conveys to                      [insert name of Purchaser] (“Assignee”), without recourse, the following:

1.	that certain [indicate Deed of Trust or Mortgage or other instrument] dated , , and recorded in Book , Page , of the land records of City/County, [insert applicable recording information], as assigned, amended or modified from time to time (the “Mortgage”), which Mortgage secures that certain [indicate Deed of Trust Note or Mortgage Note or other instrument] dated , , (the “Note”) [insert applicable date];

2.	that certain [indicate any other recorded loan document] dated , , and recorded in Book , Page , of the land records of City/County [insert applicable recording information], which instrument secures the Note; and

3.	such other documents, agreements, instruments and other collateral (excluding the Regulatory Agreement referenced in the Mortgage) which evidence, secure or otherwise relate to HUD’s right, title or interest in and to the Mortgage and/or the Note, including without limitation the security agreement, if any, and the title insurance policies and hazard insurance policies that may presently be in effect.

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 35

[INSERT THE FOLLOWING PARAGRAPH FOR ANY MORTGAGE LOAN LISTED

ON ATTACHMENT H-1]

Pursuant to the Loan Sale Agreement dated as of May 4, 2011, between HUD and Assignee, Assignee is obligated in connection with any restructuring, final compromise, or foreclosure of the mortgage loan evidenced by the Mortgage Note and Mortgage to record, together with the mortgagor thereunder, certain covenants with respect to the assumption of any outstanding project-based federal rental subsidy contract, the assumption of any tenant-based housing assistance payments contract and the related leases, and the effect of foreclosure on leases of tenants in the property secured by the Mortgage.

IN WITNESS WHEREOF, HUD has caused this Assignment to be executed and delivered under seal by its duly authorized agent as of the              day of                     , 2011.

WITNESS:	SECRETARY OF HOUSING AND URBAN DEVELOPMENT

By:
Authorized Agent

Name and Address of Assignee:

ACKNOWLEDGEMENT

DISTRICT OF COLUMBIA, ss:

The foregoing instrument was acknowledged before me on                     , 2011, by                                 , as Authorized Agent of the Secretary of Housing and Urban Development.

Notary Public

[SEAL]	My commission expires

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 36

ATTACHMENT E

After recording, please return to:	This instrument prepared by:

RELEASE OF REGULATORY AGREEMENT

FHA Project No.:

Project Name:

City, State:

THIS RELEASE is made by the SECRETARY OF HOUSING AND URBAN DEVELOPMENT (“HUD”).

WITNESSETH:

WHEREAS, HUD insured or coinsured a mortgage loan (the “Mortgage Loan”) evidenced by a                      [indicate Deed of Trust Note or Mortgage Note or other instrument] dated                     ,             , in the original amount of $             [insert original amount of Note] (the “Mortgage Note”), and secured by a                      [indicate Deed of Trust or Mortgage or other instrument] dated                     ,             , as assigned, amended or modified from time to time (the “Mortgage”), on Project No.              [insert Project No.], located in                      City/County,                      [insert applicable county and state] (the “Project”);

WHEREAS, in consideration of the Mortgage Loan, the original mortgagor,                      [insert name of original Mortgagor] (the “Mortgagor”), executed a Regulatory Agreement, which was recorded in Book             , Page             , of the land records of                      City/County,                      [insert applicable recording information] (including any and all amendments thereto, the “Regulatory Agreement”); and

WHEREAS, HUD has entered into a certain Loan Sale Agreement with                      (the “Purchaser”), dated as of May 4, 2011, (the “Loan Sale Agreement”), pursuant to which HUD is selling, assigning and transferring the Mortgage Loan to the Purchaser; and

WHEREAS, pursuant to the Loan Sale Agreement, HUD has agreed to release the Regulatory Agreement as provided below.

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 37

NOW, THEREFORE, for and in consideration of the sale, assignment and transfer of the Mortgage Loan, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, HUD does hereby release and terminate, but on a prospective basis only, the Regulatory Agreement in effect with respect to the Project and does hereby agree that the Mortgagor and its successors and assigns are released, on a prospective basis only, from all obligations set forth in the Regulatory Agreement (including, without limitation, obligations relating to the maintenance of any reserve fund for replacements referenced in the Regulatory Agreement); provided, however, that (i) this Release shall be of no further force or effect and the Regulatory Agreement shall not be released if HUD rescinds the sale, assignment and transfer of the Mortgage Loan pursuant to the Loan Sale Agreement; and (ii) nothing in this Release shall waive, compromise, impair or prejudice any right that HUD might have to seek judicial, administrative or other recourse for any breach of the Regulatory Agreement that might have occurred or accrued prior to the date of this Release.

[IN THE EVENT THERE IS A PROVISIONAL WORKOUT AGREEMENT IN PLACE WITH RESPECT TO THE MORTGAGE LOAN THAT ADDRESSES THE REPLACEMENT RESERVES, THE FOLLOWING PARAGRAPHS SHALL BE INSERTED IN THIS RELEASE:]

Reference is made to: (x) any provisional workout agreement, provisional workout arrangement or similar agreement (a “Workout Agreement”) that, among other things, requires Mortgagor to establish, maintain or otherwise provide or deposit funds for repairs, replacements and capital improvements (the “Replacement Reserves”), and/or provides for the disbursement or application of any such Replacement Reserves; and (y) any arrangement, plan, or other document that otherwise provides for the establishment, maintenance, provision, deposit, disbursement or application of Replacement Reserves (which other arrangement, plan, or other document also shall constitute a Workout Agreement for purposes of this document).

Notwithstanding the release and termination of the Regulatory Agreement as provided for above, HUD does not hereby release, terminate or waive: (a) the Replacement Reserves; (b) Mortgagor’s obligations with respect to the Replacement Reserves (including the funding, disbursement and application thereof) under the Regulatory Agreement or any Workout Agreement (together, the “Reserve Documents”); or (c) HUD’s rights to apply and use the Replacement Reserves in accordance with the Reserve Documents, including application of the Replacement Reserves on account of sums due under the Mortgage Note when and as provided for under the Reserve Documents. All of the foregoing obligations and rights (as described in Clauses (a) through (c) of this paragraph shall remain in full force and effect for the benefit of HUD or the then holder of the Mortgage Note and the Mortgage and may be enforced and exercised directly by any holder of the Mortgage Note and the Mortgage.

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 38

IN WITNESS WHEREOF, HUD has caused this Release to be executed and delivered under seal by its duly authorized agent as of the              day of                     , 2011.

WITNESS:	SECRETARY OF HOUSING AND URBAN DEVELOPMENT

By:
Authorized Agent

ACKNOWLEDGEMENT

DISTRICT OF COLUMBIA, ss:

The foregoing instrument was acknowledged before me on                     , 2011, by                     , as Authorized Agent of the Secretary of Housing and Urban Development.

Notary Public

[SEAL]	My commission expires

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 39

ATTACHMENT F-1

After recording, please return to:	This instrument prepared by:

DEED OF RELEASE

THIS DEED OF RELEASE is made by                      and                     , TRUSTEES (the “Trustees”) (Grantor for indexing purposes), to                     , a                      (“Debtor”) (Grantee for indexing purposes).

WHEREAS, the Secretary of Housing and Urban Development (“HUD” or the “Beneficiary”) insured a mortgage loan (the “Mortgage Loan”) evidenced by a                      [indicate Deed of Trust Note or other instrument] dated                     ,             , in the original amount of $             [insert original amount of Note] (the “Mortgage Note”), and secured by a                      [indicate Deed of Trust or other instrument] dated                     ,             , and recorded in Book             , Page              of the land records of                      City/County,                      [insert applicable recording information], as assigned, amended or modified from time to time (the “Deed of Trust”).

WHEREAS, HUD has entered into a certain Loan Sale Agreement with the Debtor dated as of May 4, 2011 (the “Loan Sale Agreement”), pursuant to which HUD has agreed to the release and satisfaction of the Mortgage Loan; and

WHEREAS, the Beneficiary has directed the Trustees to release the lien of the Deed of Trust.

WITNESSETH, THEREFORE, that in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by these presents, the Trustees hereby grant and convey unto the Debtor, its successors and assigns, all that real property described in the Deed of Trust, not heretofore released, free and clear from the lien thereof, it being the purpose and intention of the Trustees to release said real property from the lien and operation of the Deed of Trust.

TO HAVE AND TO HOLD unto the Debtor the said real property, free, clear and discharged of the Deed of Trust as if the same had never been executed.

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 40

WITNESS the hands and seals of the Trustees given as of the          day of                 , 2011.

WITNESS:

, Trustee

, Trustee

ACKNOWLEDGMENT

                                                 , ss:

The foregoing instrument was acknowledged before me on                             , 2011, by                              and                             , Trustees.

Notary Public

[SEAL]	My commission expires

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 41

ATTACHMENT F-2

After recording, please return to:	This instrument prepared by:

RELEASE OF MORTGAGE AND CERTIFICATE OF SATISFACTION

THE SECRETARY OF HOUSING AND URBAN DEVELOPMENT OF WASHINGTON, D.C. (“HUD”) hereby acknowledges that the indebtedness secured by a certain [Deed of Trust/Mortgage-insert correct instrument caption] made by                          [insert name of original Mortgagor], dated                             ,             , and recorded in Book             , Page             , of the land records              of              City/County,              [insert applicable recording information] has been satisfied, canceled and/or discharged, and that the undersigned was, at the time of satisfaction, the holder of the note(s) secured by the [Deed of Trust/Mortgage-insert correct instrument caption] and thereby the secured party under the aforesaid [Deed of Trust/Mortgage-insert correct instrument caption], and that the lien of the [Deed of Trust/Mortgage-insert correct instrument caption] is hereby released.

IN WITNESS WHEREOF, HUD has caused this Release of Mortgage and Certificate of Satisfaction to be executed and delivered under seal by its duly authorized agent as of the                      day of                     , 2011.

WITNESS:	SECRETARY OF HOUSING AND URBAN DEVELOPMENT

By:
Authorized Agent

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 42

ACKNOWLEDGEMENT

DISTRICT OF COLUMBIA,             ss:

The foregoing instrument was acknowledged before me on                                 , 2011, by                                     , as Authorized Agent of the Secretary of Housing and Urban Development.

Notary Public

[SEAL]	My commission expires

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 43

ATTACHMENT G

MORTGAGE LOAN SCHEDULE

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 44

ATTACHMENT H-1

LISTING OF DELINQUENT MORTGAGE LOANS

(AS SET FORTH AT 24 C.F.R. § 290.37)

AS OF MARCH 31, 2011

WITH HAP CONTRACTS

NONE

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 45

ATTACHMENT H-2

LISTING OF DELINQUENT MORTGAGE LOANS

(AS SET FORTH AT 24 C.F.R. § 290.39)

AS OF MARCH 31, 2011

Pool	FHA Number	Project Name
106	046-35683	The Cannery
107	115-35386	Center Park aka New Light Village Apartments

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 46

ATTACHMENT I-1

[For delinquent Mortgage Loans receiving payments under a HAP Contract]

[to be recorded in the event of any Loan

Restructuring or final compromise of the debt]

DECLARATION OF COVENANTS

THIS DECLARATION OF COVENANTS (“Declaration”), is made and entered into by                                  (“Declarant”) and                          (“Mortgagee”).

R E C I T A L S:

Declarant is the owner of certain property (“Property”) located at                      [Insert Street Location] in                              [Insert County],                          [Insert City],                              [Insert State]. The Property is more particularly described in the legal description attached hereto as Exhibit A.

On or about May 4, 2011, the United States Department of Housing and Urban Development (“HUD”) sold the mortgage (“Mortgage”) secured by the Property and the related mortgage note (“Note”) in the Multifamily Loan Sale 2011-1 of HUD-held, unsubsidized multifamily mortgages. At the time HUD offered the Mortgage for sale, the Mortgage was delinquent and the Property was receiving project-based federal rental assistance. Accordingly, the sale of the Mortgage was subject to the provisions of 24 C.F.R. § 290.37 (“Regulations”) regarding requirements for continuing federal rental subsidy contracts.

Pursuant to Section 8.04.A of the Loan Sale Agreement dated as of May 4, 2011, governing the sale, assignment and transfer of the Mortgage from HUD to the Mortgagee, the Mortgagee agreed that it would comply with the requirements of the Regulations, including the requirement that a covenant be recorded in the event of any loan restructuring or final compromise of the debt evidenced by the Mortgage.

As part of the consideration for any amendment, modification, supplemental agreement or extension of the loan (the “Loan Restructuring”) or final compromise of the debt secured by the Mortgage, Declarant has agreed to record the following covenants.

NOW, THEREFORE, in consideration of the above Recitals, which are made a part hereof, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Declarant hereby declares, covenants and agrees as follows:

1. Declarant, its successors and assigns, and any transferee of title to the Property, its successors and assigns, unless otherwise approved by HUD, shall assume the obligations of any outstanding project-based federal rental subsidy contract and any tenant-based housing assistance payments contract with a public housing agency and the related leases.

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 47

2. Mortgagee, its successors and assigns, and any transferee of title to the Property, its successors and assigns, in the event of a foreclosure of the Mortgage, shall foreclose in a manner that does not interfere with any lease related to federal project-based assistance or any lease related to tenant-based, Section 8 housing assistance payments (an “Assisted Lease”), and shall foreclose in a manner that ensures that the right of possession of the purchaser at a foreclosure sale shall be subject to the terms of any residential lease which is not an Assisted Lease for the remaining term of the lease or for one (1) year, whichever period is shorter.

3. Mortgagee and its successors or assigns hereby acknowledge that the Mortgage is subordinate to this Declaration.

4. The provisions of this Declaration are severable and the invalidity of one or more of the provisions shall not affect the validity or enforceability of any other provisions.

5. The terms, conditions and provisions of this Declaration shall be deemed covenants running with the land and any transferee of title to the Property, its successors and assigns and its heirs, personal representatives, successors and assigns shall be bound jointly and severally hereby.

6. This Declaration of Covenants shall expire on the date on which the last federal project-based rental assistance contract related to the Property expires by its own terms or the date that is the same as the maturity date of the Note in effect on the date HUD sold the Mortgage to the Mortgagee, whichever is later.

IN WITNESS WHEREOF, the Declarant and the Mortgagee have set their hands and seals as of the              day of                     ,                 .

WITNESS:	DECLARANT

Name:
Title:

WITNESS:	MORTGAGEE

Name:
Title:

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 48

[DECLARANT]

STATE OF

COUNTY OF

I HEREBY CERTIFY that on the          day of                     ,             , before the subscriber, a Notary Public in the and for the above jurisdiction, personally appeared                         , who has been satisfactorily proven to be the person whose signature is subscribed to this written instrument and has executed the foregoing instrument for the purposes therein contained.

GIVEN under my hand and seal this          day of                         ,             .

Notary Public

My Commission expires:

[MORTGAGEE]

STATE OF

COUNTY OF

I HEREBY CERTIFY that on the          day of                     ,             , before the subscriber, a Notary Public in the and for the above jurisdiction, personally appeared                         , who has been satisfactorily proven to be the person whose signature is subscribed to this written instrument and has executed the foregoing instrument for the purposes therein contained.

GIVEN under my hand and seal this          day of                         ,             .

Notary Public

My Commission expires:

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 49

ATTACHMENT I-2

[For delinquent Mortgage Loans]

[to be recorded in the event of any Loan

Restructuring or final compromise of the debt]

DECLARATION OF COVENANTS

THIS DECLARATION OF COVENANTS (“Declaration”), is made and entered into by                                               (“Declarant”) and                          (“Mortgagee”).

R E C I T A L S:

Declarant is the owner of certain property (“Property”) located at                              [Insert Street Location] in                              [Insert County],                              [Insert City],                                  [Insert State], The Property is more particularly described in the legal description attached hereto as Exhibit A.

On or about May 4, 2011, the United States Department of Housing and Urban Development (“HUD”) sold the mortgage (“Mortgage”) secured by the Property and the related mortgage note (“Note”) in the Multifamily Loan Sale 2011-1 of HUD-held, unsubsidized multifamily mortgages. At the time HUD offered the Mortgage for sale, the Mortgage was delinquent. Accordingly, the sale of the Mortgage was subject to the provisions of 24 C.F.R. §290.39 (“Regulations”) regarding nondiscrimination in admitting certificate and voucher holders.

Pursuant to Section 8.04.B of the Loan Sale Agreement dated as of May 4, 2011, governing the sale, assignment and transfer of the Mortgage from HUD to the Mortgagee, the Mortgagee agreed that it would comply with the requirements of the Regulations, including the requirement that a covenant be recorded in the event of any loan restructuring or final compromise of the debt evidenced by the Mortgage.

As part of the consideration for any amendment, modification, supplemental agreement or extension of the loan (the “Loan Restructuring”) or final compromise of the debt secured by the Mortgage, Declarant has agreed to record the following covenants.

NOW, THEREFORE, in consideration of the above Recitals, which are made a part hereof, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Declarant hereby declares, covenants and agrees as follows:

1. Declarant, its successors and assigns, and any transferee of title to the Property, its successors and assigns, shall not unreasonably refuse to lease a dwelling unit offered for rent, offer to sell cooperative stock, or otherwise discriminate in the terms of tenancy or cooperative purchase and sale because any existing or prospective tenant or purchaser is a certificate or voucher holder, as defined in part 982 of Title 24 of the Code of Federal Regulations, and successor regulations. Any certificate or voucher holder or a public housing authority on behalf of certificate or voucher holders shall have the right to seek judicial enforcement of this non-discrimination covenant in state or federal court.

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 50

2. Declarant, its successors and assigns, and any transferee of title to the Property, its successors and assigns, will, each at their own cost and expense, do, execute, acknowledge and deliver all and every such further acts and assurances as may be necessary at such time and from time to time in order to better assure or confirm the obligations and agreements under this Declaration.

3. Mortgagee and its successors or assigns hereby acknowledge that the Mortgage is subordinate to this Declaration.

4. The provisions of this Declaration are severable and the invalidity of one or more of the provisions shall not affect the validity or enforceability of any other provisions.

5. The terms, conditions and provisions of this Declaration shall be deemed covenants running with the land and any transferee of title to the Property, its successors and assigns and its heirs, personal representatives, successors and assigns shall be bound jointly and severally hereby.

6. This Declaration of Covenants shall expire on the date that is the same as the maturity date of the Note in effect on the date HUD sold the Mortgage to the Mortgagee.

IN WITNESS WHEREOF, the Declarant and the Mortgagee have set their hands and seals as of the                  day of                     ,                         .

WITNESS:	DECLARANT

Name:
Title:

WITNESS:	MORTGAGEE

Name:
Title:

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 51

[DECLARANT]

STATE OF

COUNTY OF

I HEREBY CERTIFY that on the          day of                     ,             , before the subscriber, a Notary Public in the and for the above jurisdiction, personally appeared                         , who has been satisfactorily proven to be the person whose signature is subscribed to this written instrument and has executed the foregoing instrument for the purposes therein contained.

GIVEN under my hand and seal this          day of                     ,             .

Notary Public

My Commission expires:

[MORTGAGEE]

STATE OF

COUNTY OF

I HEREBY CERTIFY that on the          day of                     ,             , before the subscriber, a Notary Public in the and for the above jurisdiction, personally appeared                         , who has been satisfactorily proven to be the person whose signature is subscribed to this written instrument and has executed the foregoing instrument for the purposes therein contained,

GIVEN under my hand and seal this          day of                     ,             .

Notary Public

My Commission expires:

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 52

ATTACHMENT J

LIMITED POWER OF ATTORNEY

FHA Project No.: __________________

Project Name: ___________________

City, State: ___________________

THE SECRETARY OF HOUSING AND URBAN DEVELOPMENT (“HUD”), having an address of 451 7th Street, S.W., Washington, D.C. 20410, hereby appoints                                                       [INSERT PURCHASER], as its true and lawful attorney-in-fact to act in the name, place and stead of HUD for the purposes set forth below. This limited power of attorney is for the mortgage loan secured by that certain [MORTGAGE/DEED OF TRUST] recorded on                      [DATE] in Book                      Page              [BOOK AND PAGE] of the land records of                      [CITY/ COUNTY] City/County,                      [STATE] together with any assignments, amendments and/or modifications thereto (the “Mortgage Loan”) only. The said attorney-in fact is hereby authorized and empowered, as follows:

1. To execute, acknowledge, seal, deliver and record any Uniform Commercial Code (“U.C.C.”) Amendments or Assignments, on behalf of HUD, with respect to the Mortgage Loan.

2. To execute, acknowledge, seal, deliver and record any necessary U.C.C. financing statements with respect to the Mortgage Loan.

3. To execute and mail any joint letters to taxing authorities, in the form attached hereto as Exhibit “1”, any joint letters to insurance companies, in the form attached hereto as Exhibit “2” and the Mortgagor Notification Letter in the form attached hereto as Exhibit “3”, appropriately completed.

This instrument is to be construed and interpreted as a limited power of attorney and does not empower or authorize the said attorney-in-fact to do any act or execute any document on behalf of HUD not specifically described herein.

The rights, powers, and authority of the attorney-in-fact granted in this instrument shall commence and be in full force and effect on the date hereof and such rights, powers and authority shall remain in full force and effect until 11:59 p.m., Washington, D.C. time, on November 4, 2011.

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 53

IN WITNESS WHEREOF, HUD has caused this Limited Power of Attorney to be executed and delivered under seal by its duly authorized agent as of the                  day of                         , 2011.

SECRETARY OF HOUSING AND URBAN DEVELOPMENT

By:
Authorized Agent

ACKNOWLEDGEMENT

DISTRICT OF COLUMBIA, ss:

The foregoing instrument was acknowledged before me on                     , 2011 by                                 , as Authorized Agent of the Secretary of Housing and Urban Development.

___________________________________________ Notary Public

[SEAL]	My commission expires

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 54

EXHIBIT 1

JOINT NOTICE TO TAX AUTHORITY

[Insert Closing Date ]

[Name of Taxing Authority]

[Address of Taxing Authority]

Re: [Tax Identification Number(s)]

Dear Sir or Madam:

The Secretary of Housing and Urban Development (“HUD”) has sold, transferred and assigned to                              [insert name of Purchaser] (“Purchaser”) a mortgage loan (“Mortgage Loan”) that is secured by certain real property (“Mortgage Property”) located at                                                                   [insert address], for which you are the responsible taxing authority. Please be advised that, effective as of this date, HUD no longer has any interest in the Mortgage Loan and Purchaser is responsible for the servicing of the Mortgage Loan. You therefore are hereby irrevocably and unconditionally authorized and directed to forward any tax bills relating to the Mortgaged Property to Purchaser, at the address indicated below.

If you have any questions regarding this matter, please contact                                          [insert name, address, and telephone numbers of Purchaser’s contact person]

Thank you for your cooperation.

[Name of Purchaser]

By:
Name:
Title:

APPROVED:

SECRETARY OF HOUSING AND URBAN DEVELOPMENT

By:
Authorized Agent

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 55

EXHIBIT 2

JOINT NOTICE TO INSURER

[Closing Date]

[Name of Insurer]

[Address of Insurer]

Re:	[Policy No.]

Dear Sir or Madam:

The Secretary of Housing and Urban Development (“HUD”) has sold, transferred and assigned to [insert Name of Purchaser] (“Purchaser”) a mortgage loan (the “Mortgage Loan”) that is secured by certain real property in connection with which you have issued the above-referenced insurance policy. Please be advised that, effective as of this date, HUD no longer has any interest in the Mortgage Loan and Purchaser is responsible for the servicing of the Mortgage Loan. You therefore are hereby irrevocably and unconditionally authorized and directed to forward any policy statements relating to the Mortgaged Property to Purchaser at the address indicated below.

If you have any questions regarding this matter, please contact [insert Purchaser’s contact name, telephone number and address, if applicable].

Thank you for your cooperation.

[Name of Purchaser]

By:
Name:
Title:

APPROVED:

SECRETARY OF HOUSING AND URBAN DEVELOPMENT

By:
Authorized Agent

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 56

EXHIBIT 3

MORTGAGOR NOTIFICATION LETTER

[Closing Date]

[Mortgagor]

[Address of Mortgagor]

FHA Project No.:

Project Name:

County, State:

To Whom It May Concern:

This is to inform you that effective                     , 2011, the referenced mortgage loan has been sold, transferred and assigned by the Secretary of Housing and Urban Development (“HUD”) to [Name of Purchaser].

All future payments should be made payable to [Name of Purchaser] and sent to the following location:

[Address of Servicer]

All other correspondence should be sent to:

[Address of Purchaser]

If you have any questions regarding this matter, please contact your HUD Project Manager or [insert Purchaser contact name and telephone].

Sincerely, [Name of Purchaser]

By:
Name:
Title:

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 57

ATTACHMENT K

LISTING OF SUBORDINATE MORTGAGE LOANS

NONE

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 58

ATTACHMENT L

LISTING OF ASSOCIATED MORTGAGE LOANS

NONE

MLS 2011-1 Pool 106 and 107 Loan Sale Agreement	Page 59